"FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933, AS AMENDED"

TERM SHEET SUPPLEMENT
For use with base prospectus dated August 25, 2005

                                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                   DEPOSITOR

                                        RESIDENTIAL FUNDING CORPORATION
                                          SPONSOR AND MASTER SERVICER

                                                  SA PROGRAM
                                      MORTGAGE PASS THROUGH CERTIFICATES
                                             (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in any final term sheet for the related series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD  CONSIDER  CAREFULLY  THE RISK  FACTORS  BEGINNING  ON PAGE S-7 IN THIS TERM SHEET
SUPPLEMENT.
----------------------------------------------------------------------------------------------

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO  CHARGE  BY  VISITING  EDGAR  ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE
IF YOU  REQUEST  IT BY  CALLING  THE  TOLL-FREE  NUMBER  SET  FORTH IN ANY  FINAL  TERM  SHEET FOR ANY CLASS OF
CERTIFICATES RELATED TO THE OFFERING.

                                               JANUARY 18, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE  INFORMATION IN THIS TERM SHEET
SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION
OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES  COMMISSION  HAS  APPROVED  OR
DISAPPROVED OF THE OFFERED  CERTIFICATES OR DETERMINED THAT THIS TERM SHEET SUPPLEMENT,  ANY TERM SHEET FOR ANY
SERIES OR THE RELATED  BASE  PROSPECTUS  IS ACCURATE  OR  COMPLETE.  ANY  REPRESENTATION  TO THE  CONTRARY IS A
CRIMINAL OFFENSE.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE  CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO
NOT  REPRESENT  INTERESTS  IN OR  OBLIGATIONS  OF  RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES  I, INC.,  AS THE
DEPOSITOR, RESIDENTIAL FUNDING CORPORATION, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

                                            EUROPEAN ECONOMIC AREA

In  relation  to each  Member  State of the  European  Economic  Area  which  has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent  and  agree  that with  effect  from and  including  the date on which the  Prospectus  Directive  is implemented  in that  Relevant  Member  State,  referred  to in this  term  sheet  supplement  as the  Relevant
Implementation  Date,  it has not made and will not make an offer of any class of  certificates  with a minimum denomination  less than  $100,000 to the public in that  Relevant  Member State prior to the  publication  of a prospectus  in  relation  to the  certificates  which has been  approved  by the  competent  authority  in that
Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date,  make an offer of  certificates to the public in that Relevant Member State at any time:

(a)     to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees  during the last financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any certificates  in any Relevant Member State means the  communication  in any form and by any means of sufficient information  on the  terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to decide to  purchase  or  subscribe  the  certificates,  as the same may be varied in that  Member  State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)     it has only  communicated  or  caused  to be  communicated  and will  only  communicate  or cause to be communicated  an  invitation or  inducement  to engage in  investment  activity  (within the meaning of
        Section 21  of the  Financial  Services and Markets Act,  referred to in this term sheet  supplement as
        FSMA)  received by it in connection  with the issue or sale of the  certificates  in  circumstances  in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)     it has complied  and will comply with all  applicable  provisions  of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
          CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY
                                         SERIES OF OFFERED CERTIFICATES

We provide  information  to you about any series of offered  certificates  in three or more separate  documents that provide progressively more detail:

        o      the related base prospectus, which provides general information,  some of which may not apply to your series of offered certificates;

        o      this term sheet  supplement,  which provides  general  information  about series of certificates issued  pursuant to the depositor's  "Jumbo A" floating rate program or the SA Program,  some of which may not apply to your series of offered certificates; and

        o      one or more term sheets,  which may describe  terms  applicable  to the classes of the series of offered  certificates  described  therein,  may  provide a  description  of  certain  collateral stipulations  regarding the mortgage  loans and the parties to the  transaction  and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-126745.

The  depositor's  principal  offices are located at 8400 Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED IN ANY PRIOR  SIMILAR  MATERIALS
RELATING TO THE  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS  PRELIMINARY,  AND IS SUBJECT
TO  COMPLETION  OR CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT AND TO SOLICIT
AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL
NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME
DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE
ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY
TIME PRIOR TO ISSUANCE OR  AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT BE
ISSUED THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO SELL SUCH
CERTIFICATES  TO YOU  IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

            TABLE OF CONTENTS

AFFILIATIONS AMONG TRANSACTION PARTIES..S-21

        Primary Mortgage Insurance and
        Primary Hazard Insurance        S-26

        Principal Distributions on the
        Senior Certificates             S-43
        Principal Distributions on Certain
        Classes of Insured Certificates S-45
        Principal Distributions on the
        Class M Certificates            S-48
        Allocation of Losses;
        Subordination                   S-51
        Advances........................S-57
        Residual Interests..............S-58

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-59
        General.........................S-59
        Prepayment Considerations.......S-59
        Allocation of Principal PaymentsS-61
        Realized Losses and Interest
        Shortfalls                      S-64
        Purchase Price..................S-65
        Pass-Through Rates..............S-66
        Principal Only Certificate and Interest
        Only Certificate Yield
        Considerations                  S-66
        Class M-2 and Class M-3 Certificate
        Yield Considerations            S-66
        Additional Yield Considerations
        Applicable Solely to the
        Residual Certificates           S-67

POOLING AND SERVICING AGREEMENT.........S-68
        General.........................S-68
        Custodial Arrangements..........S-68
        The Master Servicer and
        Subservicers                    S-68
        Servicing and Other Compensation
        and Payment of Expenses         S-70

MATERIAL FEDERAL INCOME TAX CONSEQUENCESS-74
        Special Tax Considerations
        Applicable to Residual
        Certificates                    S-76
        Tax Return Disclosure and
        Investor List Requirements      S-78
        State and Other Tax ConsequencesS-78

RATINGS S-80
LEGAL INVESTMENT........................S-81
ERISA CONSIDERATIONS....................S-82

                                                     RISK FACTORS

        The offered certificates of any series are not suitable  investments for all investors.  In particular, you should not  purchase  any class of offered  certificates  unless you  understand  the  prepayment,  credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary  to  evaluate  the  information  contained  in this term  sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

        The mortgage  loans included in the trust  established  for any series will be divided into two or more loan groups.  The risks  associated  with an investment  in different  classes of offered  certificates  may be different  as a result of the  characteristics  of the  specific  loan group to which the offered  certificates relate.

        You should  carefully  consider,  among other  things,  the following  factors in  connection  with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may   Generally,   the  mortgage   loans  have  been   originated   using
affect risk of loss on the   underwriting   standards   that  conform  to  those   published  in
mortgage loans.              Residential  Funding  Corporation's  Client Guide for the "Jumbo A"
                             program.  Applying these standards  creates  additional  risks that
                             losses   on   the    mortgage    loans   will   be   allocated   to
                             certificateholders.
                             Examples include the following:
                             o   mortgage  loans secured by non-owner  occupied  properties  may present  a  greater  risk that the  borrower  will stop  making
                                 monthly   payments  if  the  borrower's   financial   condition
                                 deteriorates;
                             o   mortgage loans with principal balances greater than the
                                 applicable conforming balance of Fannie Mae and Freddie Mac may present a risk of a greater loss if the borrower's
                                 financial condition deteriorates;
                             o   mortgage loans underwritten through the use of an automated underwriting system may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately
                                 represented;
                             o   mortgage loans with graduated monthly payments, which are
                                 initially less than the amount necessary to fully amortize the mortgage loan but increase over time may result in
                                 circumstances where increases in the borrower's income may not be sufficient to cover increases in the payment requirements;
                                 and
                             o   mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.
                             Subject to some limitations, the mortgage loans with loan-to-value ratios over 80% are expected to be insured by primary mortgage insurance to the extent described in this term sheet supplement.
                             However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                             In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value.  If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the
                             mortgaged property may be insufficient to repay the mortgage loan is increased.
                             See "The Trusts--The Mortgage Loans " and "Certain Legal Aspects of
                             Mortgage Loans" in the related base prospectus.
The return on your           The  Servicemembers  Civil  Relief Act,  as amended,  or the Relief
certificates could be        Act,  provides  relief  to  borrowers  who  enter  active  military
reduced by shortfalls due    service  and to  borrowers  in  reserve  status  who are  called to
to the Servicemembers        active duty after the  origination of their mortgage loan.  Current
Civil Relief Act.            or future  military  operations  of the United  States may increase the  number  of  borrowers  who  are in  active  military  service, including  persons in reserve  status who have been  called or will be called to active duty.  The Relief Act provides  generally  that a  borrower  who is  covered  by the  Relief Act may not be charged interest  on a mortgage  loan in excess of 6% per annum  during the period  of the  borrower's  active  duty.  Any  resulting  interest shortfalls  are not  required  to be paid  by the  borrower  at any future  time.  The master  servicer  for the  applicable  series of certificates  will not be required to advance  these  shortfalls as delinquent payments,  and the shortfalls will not be covered by any
                             form  of  credit   enhancement   on  the   certificates.   Interest
                             shortfalls on any mortgage  loan included in the trust  established for any series due to the  application of the Relief Act or similar legislation  or  regulations  will be applied to reduce the accrued interest on each interest-bearing  class of certificates related to that mortgage loan on a pro rata basis.
                             The  Relief  Act  also  limits  the  ability  of  the  servicer  to foreclose  on a  mortgage  loan  during  the  borrower's  period of active duty and, in some cases,  during an  additional  three month period  thereafter.  As a result,  there  may be delays in  payment and  increased  losses on the  mortgage  loans.  Those  delays  and increased  losses on the  mortgage  loans in any loan group will be borne  primarily  by the  class  of  related  certificates  of that series with a certificate  principal balance greater than zero with the lowest payment  priority,  other than any class of certificates of any series covered by a financial  guaranty policy as and to the extent set forth in any final term sheet for that class.
                             We do not know how many mortgage  loans  included in any loan group have been or may be affected by the  application  of the Relief Act or similar legislation or regulations.
                             See  the   definition  of  Accrued   Certificate   Interest   under
                             "Description  of the  Certificates--Glossary  of Terms" in this term
                             sheet   supplement   and   "Certain   Legal   Aspects  of  Mortgage
                             Loans--Servicemembers   Civil   Relief  Act"  in  the  related  base
                             prospectus.
The return on your           Losses  on  mortgage  loans  may  occur  due to a wide  variety  of
certificates may be          causes,  including  a  decline  in real  estate  values  as well as
affected by losses on the    adverse changes in a borrower's financial  condition.  A decline in
mortgage loans in the        real estate  values or  economic  conditions  nationally  or in the
mortgage pool, which could   regions  where  the  mortgaged   properties  are  concentrated  may
occur due to a variety of    increase the risk of losses on the mortgage loans.
causes.
The return on your           One risk of investing in  mortgage-backed  securities is created by
certificates may be          any  concentration  of  the  related  properties  in  one  or  more
particularly sensitive to    geographic  regions.  If the  regional  economy or  housing  market
changes in real estate       weakens  in  any  region  having  a  significant  concentration  of
markets in specific          properties  underlying  the mortgage  loans in any loan group,  the
regions.                     mortgage  loans in that  region may  experience  high rates of loss and  delinquency,  resulting  in losses to holders  of the  related series of certificates.  A region's economic  condition and housing market may be adversely affected by a variety of events,  including natural  disasters  such as  earthquakes,  hurricanes,  floods  and eruptions,  civil  disturbances  such as riots, by disruptions such as ongoing  power  outages,  or  terrorist  actions or acts of war.
                             The  economic  impact  of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the  disaster or disturbance.  The  properties  underlying the mortgage loans in any
                             loan   group   may  be   concentrated   in  these   regions.   This
                             concentration   may  result  in  greater   losses  to  the  related
                             certificateholders   than  those  generally   present  for  similar
                             mortgage-backed securities without that concentration.
                             Hurricanes   Katrina,   Rita  and  Wilma  which  struck  Louisiana,
                             Alabama,  Mississippi,  Texas and Florida in August,  September and
                             October 2005,  may have  adversely  affected  mortgaged  properties underlying  the mortgage  loans in any loan group in those  states.
                             Mortgage  loans in any  loan  group  may be  secured  by  mortgaged properties  located  in the  federal  emergency  management  agency
                             ("FEMA")  designated   individual  assistance  zones  and  in  FEMA
                             designated  public   assistance  areas,   which  include  mortgaged
                             properties  in  areas  that  were   affected  by  the   hurricanes.
                             Residential  Funding will make a  representation  and warranty that each mortgaged property  underlying a mortgage loan in a loan group is free of damage  and in good  repair as of the  closing  date for that series.  In the event that a mortgaged  property  underlying a mortgage  loan in a loan group is damaged  as of the  closing  date for that series and that damage  materially  and adversely  affects the  value  of or the  interests  of  the  holders  of the  related certificates  in the related  mortgage loan (without  regard to any applicable  financial guaranty insurance policy with respect to any class of insured certificates of that series),  Residential Funding will be required to repurchase  the related  mortgage loan from the trust.  Any such  repurchases  may  shorten  the  weighted  average lives  of the  certificates  of that  series.  We will not know how many mortgaged  properties  underlying the mortgage loans in a loan group  will  have been or may be  affected  by the  hurricanes  and therefore  whether the payment  experience  on any mortgage loan in the mortgage pool for that series will be affected.
                             See   "Description   of  the  Mortgage  Pool  in  this  term  sheet
                             supplement.
The return on your           Except as is  otherwise  set forth in the  final  term  sheet for a
certificates will be         class of  certificates,  the only credit  enhancement for any class
reduced if losses exceed     of  senior  certificates  in  any  certificate  group  will  be the
the credit enhancement       subordination  provided  by the  Class M and  Class B  Certificates
available to your            related to that  certificate  group (and with  respect to any class
certificates.                of super senior  certificates,  the  subordination  provided by the related class or classes of senior support  certificates,  and with respect to any class of insured  certificates,  of any series,  the credit  enhancement  provided by the financial  guaranty  insurance policy  and any  applicable  reserve  fund as and to the extent set forth in any final  term  sheet for that  class).  The only  credit enhancement for any Class M Certificates  in any certificate  group
                             will  be  the  subordination   provided  by  the  related  Class  B
                             Certificates  and any class of  related  Class M  Certificates,  if any,  with a lower  payment  priority  than that class.  You should also be aware that the credit  enhancement  provided for some types of losses may be limited.
                             See   "Description  of  the   Certificates--Allocation   of  Losses;
                             Subordination" in this term sheet supplement.
The value of your            If the  performance  of the  mortgage  loans  included in the trust
certificates may be          established for any series is  substantially  worse than assumed by
reduced if losses are        the  rating  agencies  rating  any  class of  certificates  of that
higher than expected.        series,  the  ratings  of any  class of those  certificates  may be lowered  in the  future.  This would  probably  reduce the value of those  certificates.  None of the  depositor,  the master  servicer nor any other entity will have any  obligation  to  supplement  any credit  enhancement,  or to take any other  action to maintain  any rating of the certificates.
A transfer of master         If the  master  servicer  defaults  in its  obligations  under  the
servicing in the event of    pooling  and  servicing  agreement,  the  master  servicing  of the
a master servicer default    mortgage  loans may be  transferred  to the trustee or an alternate
may increase the risk of     master  servicer,  as described  under "The  Pooling and  Servicing payment application errors.  Agreement  - Rights  Upon Event of  Default"  in the  related  base prospectus.  In the event of such a  transfer  of master  servicing there may be an increased risk of errors in applying  payments from
                             borrowers  or  in   transmitting   information  and  funds  to  the
                             successor master servicer.
Some of the mortgage loans   A portion of the mortgage loans  included in the trust  established
have an initial              for any  series  or in any  loan  group  for  that  trust  may have
interest-only period,        initial  interest-only  periods of varying  duration.  During  this
which may increase the       period,  the payment made by the related borrower will be less than
risk of loss and             it  would be if the  mortgage  loan  amortized.  In  addition,  the
delinquency on these         mortgage loan balance will not be reduced by the principal  portion
mortgage loans.              of scheduled  monthly payments during this period.  As a result, no principal  payments will be made to the certificates of the related
                             series   from   mortgage   loans  of  this  nature   during   their
                             interest-only period, except in the case of a prepayment.
                             After the  initial  interest-only  period,  the  scheduled  monthly payment on these mortgage  loans may increase,  which may result in increased  delinquencies by the related borrowers,  particularly if interest  rates  have  increased  and the  borrower  is  unable  to refinance.  In  addition,  losses may be greater on these  mortgage loans as a result of the mortgage  loan not  amortizing  during the early  years  of these  mortgage  loans.  Although  the  amount  of
                             principal   included  in  each  scheduled  monthly  payment  for  a
                             traditional  mortgage loan can be relatively small during the first few  years  after  the  origination  of a  mortgage  loan,  in  the aggregate the amount can be significant.
                             Mortgage loans with an initial  interest-only period are relatively
                             new  in  the  mortgage   marketplace.   The  performance  of  these
                             mortgage loans may be  significantly  different than mortgage loans
                             that  fully  amortize.  In  particular,   there  may  be  a  higher
                             expectation by these borrowers of refinancing  their mortgage loans with a new  mortgage  loan,  in  particular  one  with  an  initial
                             interest-only   period,   which  may  result  in  higher  or  lower
                             prepayment  speeds than would  otherwise be the case.  In addition, the failure to build  equity in the related  mortgaged  property by
                             the  related  mortgagor  may  affect  the  loss,   delinquency  and
                             prepayment experience of these mortgage loans.
Rising interest rates may    The  mortgage  loans  are  adjustable  rate  mortgage  loans  whose
adversely affect the value   interest  rates  increase as the  applicable  index  increases.  If
of your certificates.        market interest rates increase  significantly,  the likelihood that borrowers may not be able to pay their increased  interest payments would  increase,  resulting  in greater  defaults  on the  mortgage loans.  In addition,  rising  interest  rates may adversely  affect housing prices and the economy  generally,  thereby  increasing the likelihood of defaults and losses on the mortgage loans.
RISKS RELATING TO PRIMARY
MORTGAGE INSURERS
You may incur losses if a    Subject  to limited  exceptions,  the  mortgage  loans in each loan
primary mortgage insurer     group  that have an LTV ratio at  origination  in excess of 80% are
fails to make payments       expected to be insured by a primary mortgage  insurance  policy. If
under a primary mortgage     such a mortgage  loan were subject to a  foreclosure  and the value
insurance policy             of the related  mortgaged  property were not  sufficient to satisfy the mortgage loan,  payments under the primary  mortgage  insurance policy  would be  required  to avoid any  losses,  or to reduce the losses  on,  such a  mortgage  loan.  If the  insurer  is unable or refuses  to pay a  claim,  the  amount  of  such  losses  would  be allocated  to  holders  of the  related  certificates  as  realized losses.
RISKS RELATING TO
COOPERATIVE LOANS
Cooperative loans have       Some of the  mortgage  loans may not be  secured  directly  by real
certain characteristics      property  but  may be  cooperative  loans.  A  cooperative  loan is
that may increase the risk   secured  by a  first  lien  on  shares  issued  by the  cooperative
of loss                      corporation  that owns the related  apartment  building  and on the
                             related   proprietary   lease  or  occupancy   agreement   granting
                             exclusive   rights   to  occupy  a   specific   unit   within   the
                             cooperative.  Cooperative loans have certain  characteristics  that may increase the likelihood of losses.
                             The   proprietary   lease  or   occupancy   agreement   securing  a
                             cooperative  loan is  subordinate,  in most  cases,  to any blanket mortgage on the related  cooperative  apartment  building or on the underlying  land. If the  cooperative is unable to meet the payment
                             obligations   (i)  arising  under  an  underlying   mortgage,   the
                             mortgagee  holding an underlying  mortgage could  foreclose on that mortgage  and  terminate  all  subordinate  proprietary  leases and occupancy  agreements  or (ii)  arising  under its land lease,  the holder  of the  landlord's  interest  under  the land  lease  could terminate it and all subordinate  proprietary  leases and occupancy agreements.
                             Additionally,  the proprietary lease or occupancy  agreement may be terminated  and the  cooperative  shares  may be  cancelled  by the cooperative if the  tenant-stockholder  fails to pay maintenance or other  obligations  or charges  owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the proprietary  lease or occupancy  agreement  will usually  constitute a default  under the security  agreement between the lender and the  tenant-stockholder.
                             In the  event  of a  foreclosure  under  a  cooperative  loan,  the mortgagee  will be subject to certain  restrictions  on its ability to transfer the  collateral  and the use of proceeds  from any sale of  collateral.  See "Certain  Legal Aspects of Mortgage  Loans--The
                             Mortgage Loans--Cooperative Loans" in the related base prospectus.
LIMITED OBLIGATIONS
Payments on the mortgage     The  certificates  offered in each series will represent  interests
loans in the related         only in the trust  established  for that series.  The  certificates
mortgage pool are the        do not  represent an  ownership  interest in or  obligation  of the
primary source of payments   depositor,  the  master  servicer  or any of their  affiliates.  If
on your certificates.        proceeds  from the assets of the trust  established  for any series of  certificates  are not sufficient to make all payments  provided for under the  pooling and  servicing  agreement  for that  series, investors  will  have no  recourse  to the  depositor,  the  master servicer or any other  entity,  and will incur  losses.  Additional credit  enhancement  will be  provided  for any  class  of  insured certificates  of any series by the  applicable  financial  guaranty insurance  policy  and any  applicable  reserve  fund as and to the extent set forth in any final term sheet for that class.
LIQUIDITY RISKS

You may have to hold your    A secondary market for your  certificates may not develop.  Even if
certificates to maturity     a secondary  market does develop,  it may not continue or it may be
if their marketability is    illiquid.  Neither the  underwriters for the related series nor any
limited.                     other person will have any  obligation  to make a secondary  market in your  certificates,  and you generally  have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices that will enable you to realize a desired  yield.  Illiquidity  can
                             have  a  severe   adverse  effect  on  the  market  value  of  your
                             certificates.
                             Any  class of  offered  certificates  may  experience  illiquidity, although generally  illiquidity is more likely for classes that are especially  sensitive  to  prepayment,  such as any  Interest  Only
                             Certificates and Principal Only Certificates,  or credit risk, such as the Class M  Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.
BANKRUPTCY RISKS
Bankruptcy proceedings       The transfer of the mortgage  loans from any  applicable  seller to
could delay or reduce        the  depositor  will be  intended  by the parties to be and will be
distributions on the         documented  as a  sale.  However,  if any  seller  were  to  become
certificates.                bankrupt,  a trustee in bankruptcy could attempt to  recharacterize the sale of the  applicable  mortgage  loans as a loan  secured  by those mortgage  loans or to  consolidate  those mortgage loans with the  assets of that  seller.  Any such  attempt  could  result in a delay  in  or  reduction  of  collections  on  the  mortgage  loans included in the trust  established for any series available to make payments on the certificates of that series.
The Bankruptcy of a          If a  borrower  becomes  subject  to  a  bankruptcy  proceeding,  a
Borrower May Increase the    bankruptcy  court  may  require  modifications  of the  terms  of a
Risk of Loss on a Mortgage   mortgage  loan  without a permanent  forgiveness  of the  principal
Loan.                        amount of the mortgage loan.  Modifications  have included reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment  schedule.  In addition,  a court having federal  bankruptcy  jurisdiction  may  permit a  debtor  to cure a monetary  default  relating  to a  mortgage  loan  on the  debtor's residence  by paying  arrearages  within a  reasonable  period  and reinstating  the  original  mortgage  loan payment  schedule,  even though the lender  accelerated the mortgage loan and final judgment of  foreclosure  had been  entered  in state  court.  In  addition, under the federal  bankruptcy  law, all actions  against a borrower and the  borrower's  property  are  automatically  stayed  upon the filing of a bankruptcy petition.
SPECIAL YIELD AND
PREPAYMENT CONSIDERATIONS
The yield on your            The yield to maturity on each class of offered  certificates of any
certificates will vary       series will depend on a variety of factors, including:
depending on various
factors.                     o   the  rate and  timing  of  principal  payments  on the  related
                                 mortgage   loans,   including    prepayments,    defaults   and
                                 liquidations,    and    repurchases    due   to   breaches   of
                                 representations or warranties;
                             o   the  allocation of principal  payments on the mortgage loans in the related  loan group  among the  various  classes of offered certificates included in that series;
                             o   realized  losses and interest  shortfalls on the mortgage loans in the related loan group;
                             o   the pass-through rate for that class; and
                             o   the purchase price of that class.
                             The rate of  prepayments  is one of the most  important  and  least predictable  of these  factors.  No  assurances  are given that the mortgage loans will prepay at any particular rate.

                             In  addition,  the master  servicer or servicer  may  purchase  any mortgage  loan  that is at  least  three  months  delinquent.  Such repurchases  would  increase the  prepayment  rates on the mortgage loans.

                             In general,  if you purchase a  certificate  at a price higher than
                             its  outstanding   certificate   principal  balance  and  principal
                             distributions on your certificate  occur faster than you assumed at
                             the  time  of   purchase,   your  yield  will  be  lower  than  you
                             anticipated.  Conversely,  if you purchase a certificate at a price lower  than  its  outstanding  certificate  principal  balance  and principal  distributions  on that class  occur more slowly than you assumed at the time of purchase,  your yield will be lower than you anticipated.
The rate of prepayments on   Since  mortgagors,  in most cases,  can prepay their mortgage loans
the mortgage loans will      at any time, the rate and timing of principal  distributions on the
vary depending on future     offered  certificates are highly uncertain and are dependent upon a
market conditions and        wide variety of factors,  including  general  economic  conditions,
other factors.               interest  rates,  the  availability  of  alternative  financing and
                             homeowner   mobility.   Generally,   when  market   interest  rates
                             increase,  borrowers  are less  likely  to  prepay  their  mortgage loans.  This could  result in a slower  return of  principal to you at a time when you might have been able to  reinvest  your funds at a higher rate of interest than the pass-through  rate on your class of  certificates.  On the other hand,  when market  interest  rates decrease,  borrowers  are  generally  more  likely to prepay  their mortgage  loans.  In addition,  when the  mortgage  rates on hybrid mortgage loans convert from fixed rates to adjustable rates,  there may be an increase in  prepayments.  This could  result in a faster return of  principal to you at a time when you might not be able to
                             reinvest   your  funds  at  an   interest   rate  as  high  as  the
                             pass-through rate on your class of certificates.
                             Refinancing  programs,  which may involve soliciting all or some of the mortgagors to refinance their mortgage loans,  may increase the rate  of  prepayments  on the  mortgage  loans.  These  refinancing programs may be offered by the master  servicer,  any  subservicer, the  depositor  or their  affiliates,  and may include  streamlined
                             documentation   programs.    Streamlined   documentation   programs
                             involve  less   verification  of  underwriting   information   than
                             traditional documentation programs.
                             See  "Certain   Yield  and   Prepayment   Considerations--Prepayment
                             Considerations"  in this term sheet  supplement  and  "Maturity and
                             Prepayment Considerations" in the related base prospectus.
The recording of mortgages   The  mortgages or  assignments  of mortgage for all or a portion of
in the name of MERS may      the  mortgage  loans  included  in the  trust  established  for any
affect the yield on the      series  may have been or may be  recorded  in the name of  Mortgage
certificates.                Electronic  Registration Systems,  Inc., or MERS, solely as nominee for the  originator  and its  successors  and  assigns.  Subsequent
                             assignments  of  those  mortgages  are  registered   electronically
                             through the MERS(R)System.  However,  if MERS discontinues the MERS(R)
                             System  and it becomes  necessary  to record an  assignment  of the mortgage to the trustee for any series,  then any related  expenses shall be paid by the  related  trust  and will  reduce  the  amount
                             available  to  pay   principal  of  and  interest  on  the  related
                             certificates with certificate  principal balances greater than zero with the lowest payment priorities.
                             The recording of mortgages in the name of MERS is a relatively  new
                             practice  in  the  mortgage  lending  industry.   Public  recording
                             officers and others in the mortgage  industry may have limited,  if any,  experience  with  lenders  seeking  to  foreclose  mortgages,
                             assignments  of  which  are  registered  with  MERS.   Accordingly,
                             delays  and  additional   costs  in  commencing,   prosecuting  and
                             completing  foreclosure   proceedings  and  conducting  foreclosure
                             sales of the mortgaged  properties  could result.  Those delays and
                             additional   costs  could  in  turn  delay  the   distribution   of
                             liquidation  proceeds  to holders of the related  certificates  and increase the amount of losses on the mortgage loans.
                             For  additional  information  regarding  MERS and the MERS(R)System, see  "Description  of the Mortgage  Pool--Loan  Groups" and "Certain
                             Yield and  Prepayment  Considerations--Realized  Losses and Interest
                             Shortfalls" in this term sheet  supplement and  "Description of the
                             Certificates--Assignment  of  Trust  Assets"  in  the  related  base prospectus.
SPECIFIC RISK FACTORS
APPLICABLE TO SOME CLASSES
OF CERTIFICATES
The yield on your            The offered  certificates  of each class  included in a series will
certificates will be         have different yield considerations and different  sensitivities to
affected by the specific     the rate and  timing  of  principal  distributions,  as more  fully
terms that apply to that     described  in this term sheet  supplement  and any final term sheet
class.                       for any class of any series.  A  description  of the  categories of certificates  that may be included in any series is set forth under
                             "Description  of  the  Certificates--General"  in  this  term  sheet supplement,  and the  following  is a general  discussion  of yield
                             considerations   and  prepayment   sensitivities  of  some  of  the
                             categories of certificates that may be included in any series.
                             See  "Certain  Yield and  Prepayment  Considerations"  in this term sheet supplement.
Class A Certificates         Each  Class  of Class A  Certificates  will  receive  distributions primarily  from the related  loan group.  Therefore,  the yields on the Class A  Certificates  will be sensitive to the rate and timing of principal  prepayments and defaults on the mortgage loans in the related loan group.

                             See  "Description of the  Certificates--Principal  Distributions  on
                             the Senior Certificates" in this term sheet supplement.
Class M Certificates         The yield to  investors  in each class of the Class M  Certificates for any series will be  sensitive  to the rate and timing of losses on the related  mortgage  loans  included in the trust  established for  that  series,  if  those  losses  are  not  covered  by a more
                             subordinate   class  of  Class  M  Certificates   or  the  Class  B
                             Certificates of that certificate group.
                             It is not  expected  that the Class M  Certificates  for any series will  receive any  distributions  of principal  prepayments  on the mortgage  loans from a related loan group for the first seven years after the closing date for that series  unless either the aggregate certificate  principal  balance of the related senior  certificates has been reduced to zero or, in the case of a Crossed  Transaction, the weighted average subordinate  percentage for all loan groups is equal  to or  greater  than  twice  the  initial  weighted  average subordinate  percentage  for all loan groups,  or, in the case of a
                             Stacked  Transaction,  the  subordinate  percentage  for that  loan group  is equal to or  greater  than  twice  the  initial  weighted average  subordinate  percentage  for that loan  group,  and in any
                             case,   provided  that  certain  delinquency  and  loss  tests  are satisfied.
                             After this  initial  period until the end of the first eleven years after the closing date for any series, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in a related loan group may be allocated to the senior  certificates  as
                             described   in  this  term   sheet   supplement,   and  none  or  a
                             disproportionately  small portion of principal  prepayments  may be paid  to the  holders  of the  Class  M  Certificates  and  Class B
                             Certificates   for  that  series,   unless   either  the  aggregate
                             certificate  principal  balance of the related senior  certificates has been reduced to zero or, in the case of a Crossed  Transaction, the weighted average subordinate  percentage for all loan groups is equal  to or  greater  than  twice  the  initial  weighted  average subordinate  percentage  for all loan groups,  or, in the case of a
                             Stacked  Transaction,  the  subordinate  percentage  for that  loan group  is equal to or  greater  than  twice  the  initial  weighted average  subordinate  percentage  for that loan  group,  and in any
                             case,   provided  that  certain  delinquency  and  loss  tests  are satisfied.
                             As  a  result,   the  weighted   average   lives  of  the  Class  M
                             Certificates  for any series may be longer than would  otherwise be the case.
                             See   "Description  of  the   Certificates--Allocation   of  Losses;
                             Subordination" in this term sheet supplement.
Accrual Certificates and     Because  accrual  certificates  are not  entitled  to  receive  any
Partial Accrual              distributions  of  interest  for some  period  of time and  partial
Certificates                 accrual  certificates  are  entitled  to smaller  distributions  of interest  that  are  based  on only a  portion  of the  certificate principal balance of that class,  accrual  certificates and partial
                             accrual   certificates   of  any  series  will  likely   experience
                             significant price and yield  volatility.  Investors should consider whether this volatility is suitable to their investment needs.
Insured Certificates         Investors  in any  class  of  insured  certificates  of any  series should be aware that  payments of principal  on those  certificates may be  allocated  according  to a  random  lot  procedure,  to the extent  set forth in any final term sheet for that class of insured certificates  of that  series.  Therefore  it is  highly  uncertain that  payments  will be made to any investor in those  certificates on the date desired by that investor.
                             In addition,  any class of insured  certificates  of any series may be subject to special  rules  regarding the  procedures,  practices and limitations  applicable to the distribution of principal to the holders  of these  certificates,  to the  extent  set  forth in any final term sheet for that  class of  insured  certificates  of that
                             series.   Insured   certificates   subject  to  these   procedures,
                             practices and limitations may not be an appropriate  investment for
                             you  if  you  require   distribution  of  a  particular  amount  of
                             principal  on a  predetermined  date  or an  otherwise  predictable
                             stream  of  principal   distributions.   If  you  purchase  insured
                             certificates   subject   to   these   procedures,   practices   and
                             limitations,  we  cannot  give  you any  assurance  that  you  will receive a distribution  in reduction of principal on any particular distribution date.
                             See  "Principal   Distributions   on  Certain  Classes  of  Insured
                             Certificates" in this term sheet supplement.
                             Investors in a class of insured  certificates  of any series should be aware that the related financial  guaranty insurance policy will not  cover  interest  shortfalls  attributable  to  prepayments  or interest  shortfalls  related  to  Relief  Act  reductions  on  the related  mortgage  loans,  except as is otherwise  set forth in any final term sheet for that  class of  insured  certificates  of that series.
Interest Only Certificates   A class of interest only  certificates  included in any series will not  be  entitled  to  principal  distributions  and  will  receive interest  distributions  based on a  notional  amount  which may be based on all or a portion of the certificate  principal  balance of one or  more  classes  of  certificates  included  in  the  related series.  Investors in a class of interest only certificates  should be aware that the yield on that class will be  extremely  sensitive to the rate and timing of principal  payments on the related  class
                             or  classes   of   certificates,   and  that  rate  may   fluctuate
                             significantly  over time. A faster than  expected rate of principal payments on the related class or classes of certificates  will have an adverse  effect on the yield to investors in a class of interest only  certificates  and  could  result  in their  failure  to fully recover their initial investments.
Lockout Certificates         As  described  in any final  term  sheet for that  class of lockout certificates  of any series,  a class of lockout  certificates  may not receive  distributions of principal  prepayments on the related mortgage  loans for a period of time and, as described in any final term sheet for that class of  certificates,  may not be expected to receive  distributions  of  scheduled  principal  payments  on  the related  mortgage loans for a period of time.  After the expiration
                             of  the   initial   period,   such   certificates   may  receive  a
                             distribution  of  principal  prepayments  on the  related  mortgage loans  that is smaller  than that  class's  pro rata share and,  as described  in any final term sheet for that class of  certificates, may receive a distribution of scheduled  principal  payments on the related  mortgage  loans that is smaller than that class's pro rata share.
Principal Only Certificates  A class of principal  only  certificates  included in any series is not entitled to receive  distributions of interest.  Investors in a principal only  certificate  should be aware that if prepayments of principal  on the  mortgage  loans in the  related  loan  group and distributed  to that class  occur at a rate slower than an investor assumed  at the time of  purchase,  the  investor's  yield  will be lower than anticipated.
Senior Support Certificates  Investors in a class of senior support  certificates  of any series should  be aware  that all or a portion  of losses on the  mortgage loans in the related loan group otherwise  allocable to the related class or classes of super senior  certificates will be allocated to that class of senior support  certificates as and to the extent set forth in any  final  term  sheet  for that  class.  Therefore,  the yield to  maturity  on that  class of senior  support  certificates will be extremely  sensitive to losses  otherwise  allocable to the related class or classes of super senior certificates.

                                         ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series, under a series  supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of January 1,  2006, among the depositor,  the master servicer and the trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and  servicing  agreement  is  governed  by the laws of the State of New  York.  On the  closing  date for each series,  the  depositor  will deposit into the trust a pool of mortgage  loans secured by first liens on one-to four-family  residential  properties,  that in the  aggregate  will  constitute  a mortgage  pool with terms to maturity  of not more than 40 years.  The  mortgage  pool will be  divided  into two or more loan  groups.  The trust will not have any additional equity.

        The pooling and servicing  agreement for each series will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage  loans  included in that trust entering into and performing its obligations  under the pooling and  servicing  agreement  for that series,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in connection with the  conservation of the trust fund and making distributions to certificateholders of that series.

        The pooling and  servicing  agreement  for each series will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage  loans included in the trust  established  for that series.  Furthermore,  the pooling and servicing  agreement will state that,  although it is intended that the conveyance by the depositor to the trustee of the mortgage  loans for that series be construed as a sale,  the  conveyance of such mortgage loans  shall  also be deemed to be a grant by the  depositor  to the  trustee of a  security  interest  in such mortgage loans and related collateral.

        Some  capitalized  terms  used in this term  sheet  supplement  have the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                  SPONSOR AND MASTER SERVICER

        Residential Funding Corporation, a Delaware corporation,  buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.
See "The  Trusts" in the related  base  prospectus  for a general  description  of  applicable  seller/servicer eligibility  requirements.  Residential Funding  Corporation's  principal executive offices are located at 8400
Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437. Its telephone number is (952) 857-7000.
Residential  Funding  Corporation  conducts  operations  from its  headquarters in Minneapolis and from offices located primarily in California,  Texas,  Maryland,  Pennsylvania and New York. Residential Funding Corporation
finances its operations primarily through its securitization program.

        Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to four-family  residential properties.  These jumbo mortgage loans,  such as the mortgage loans  described in this term sheet  supplement,
are  originated  under  Residential  Funding  Corporation's  "Jumbo  A  Program".   General  Motors  Acceptance
Corporation  purchased  Residential Funding Corporation in 1990.  Residential Funding Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

        Residential Funding  Corporation's  overall procedures for originating and acquiring mortgage loans are described  under  "Mortgage Loan Program" in the related base  prospectus.  Residential  Funding  Corporation's material role and  responsibilities  in this  transaction,  including as master servicer,  are described in the related base  prospectus  under "The Trusts" and in this term sheet  supplement  under  "Pooling and  Servicing
Agreement - The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings  Financial Network,  Inc., or
Homecomings,  originated and sold to Residential  Funding Corporation certain of the mortgage loans included in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -
Originators"  and "Pooling and Servicing  Agreement - The Master Servicer and  Subservicers" in this term sheet supplement.

                             AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                           DESCRIPTION OF THE MORTGAGE POOL

        GENERAL

        The mortgage pool for each series will consist of hybrid  adjustable rate mortgage loans,  divided into one or more loan  groups.  The mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family  residential real properties or an interest in shares issued by a cooperative  apartment corporation and the related  proprietary lease. The mortgage pool will consist of conventional  adjustable-rate first lien mortgage loans with terms to maturity of not more than 40 years from the date of origination.

        Generally,  the mortgage  rate on the mortgage  loans in each loan group will be fixed for a period and then  adjustable  for the remainder of the term of the mortgage  loan. The duration of this fixed period may be different for each loan group.  For example,  each mortgage loan in a specific  group may have a fixed rate for five years after  origination,  and then an adjustable  rate for the remainder of the term of the mortgage loan while each  mortgage  loan in a different  group may have a fixed rate for seven years after  origination,  and then an adjustable rate for the remainder of the term of the mortgage loan.

        All of the  mortgage  loans  included  in the trust  established  for any  series  have been or will be purchased by the depositor  through its  affiliate,  Residential  Funding,  or HomeComings  Financial  Network,
Inc., a wholly-owned  subsidiary of Residential  Funding,  from unaffiliated  sellers as described in this term sheet supplement and the related base prospectus, or affiliated sellers.

        The mortgage  loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans  purchased in connection  with the Jumbo A Program  described below based on the
Sponsor's assessment of investor preferences and rating agency criteria.

        The  depositor  and  Residential  Funding  will make certain  limited  representations  and  warranties regarding the mortgage  loans  included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor  and  Residential  Funding will be required to repurchase or substitute  for any  mortgage  loan  included  in the  related  mortgage  pool  as to  which  a  breach  of its representations  and  warranties  with respect to that  mortgage  loan occurs,  if such breach  materially  and adversely  affects  the  interests  of the  certificateholders  of that series in any of those  mortgage  loans
(without  regard  to any  applicable  financial  guaranty  insurance  policy  for any  class  of that  series).
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee  for the benefit of the  certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral seller to repurchase any such mortgage loan in the event of a breach of any of its  representations  and  warranties.  Accordingly,  the only  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series that will be made for the benefit of the related  certificateholders  of that series will be the limited representations  and warranties  made by  Residential  Funding and the depositor  described in this  paragraph.
See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

        A limited  amount of losses on mortgage  loans as to which there was fraud in the  origination of those mortgage loans will be covered by the  subordination  provided by the related Class M Certificates  and Class B
Certificates  of  that  series  as  described  in  this  term  sheet  supplement  under   "Description  of  the
Certificates--Allocation of Losses;  Subordination," and, subject to any applicable limitations, all such losses allocated  to a class of Insured  Certificates  of any  series  will be  covered  by the  applicable  financial guaranty insurance policy.

        Certain  aspects of  Cooperative  Loans that may be  included in the trust  established  for any series differ  from  those of other  types of  mortgage  loans.  See  "Certain  Legal  Aspects of  Mortgage  Loans--The
Mortgage Loans--Cooperative Loans" in the related base prospectus.

LOAN GROUPS

        As more fully  described in any final term sheet for that series,  the mortgage  loans  included in the trust  established  for any series  will be  divided  into one or more  groups  based on the  certain  payment, maturity, geographical or other characteristics.

        If there is more than one loan  group,  each loan group of any  series  will be  assigned  a  numerical designation,  such as loan group I and loan group II, and the mortgage loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

        Payments  received on the mortgage  loans included in any loan group will be distributed to the classes of related  offered  certificates,  as more fully  described  any final term sheet for that class and this term sheet supplement.

        As used in this term sheet  supplement,  references  to the related (or words of similar  effect)  loan group will mean the loan group or loan groups from which a class of  certificates  will  receive  distributions of principal  and interest,  and  references to the related (or words of similar  effect)  mortgage  loans will mean the  mortgage  loans in the loan group or loan  groups  from which a class of  certificates  will  receive distributions of principal and interest.

        The original  mortgages for many of the mortgage loans included in the trust established for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the name of
Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the  originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically through the MERS(R)System. In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the  mortgage  loan, record  ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage loan, and  subsequent  assignments  of the  mortgage  were,  or in the future may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS(R)System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan. For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain  Yield and  Prepayment  Considerations--Realized  Losses
and Interest  Shortfalls" in this term sheet  supplement and  "Description  of the  Certificates--Assignment  of
Trust Assets" in the related base prospectus.

        A portion  of the  mortgage  loans  included  in any loan  group for any  series  may be subject to the
Homeownership  and Equity  Protection  Act of 1994, as amended,  as of the closing date for that series,  and a portion of the mortgage  loans  included in any loan group for any series may be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high cost" or
"covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional legal  liability for  residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain
Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar State Laws" in the related base prospectus.

        A portion  of the  mortgage  loans  included  in any loan  group for any  series may be 30 days or more delinquent in payment of principal  and  interest.  For a  description  of the  methodology  used to categorize mortgage loans as delinquent, see "--Static Pool Information" in this term sheet supplement.

        A portion of the mortgage  loans  included in a loan group for any series may be balloon  loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

        In addition,  a portion of the mortgage loans included in any loan group for any series may be Buy-Down
Mortgage Loans and/or mortgage loans that have been made to an international borrower.

        A portion of the mortgage loans included in a loan group for any series will require  mortgagors to pay interest only on those  mortgages for an initial  period of varying  duration.  Under the terms of these loans, borrowers  are required to pay only accrued  interest each month,  with no  corresponding  principal  payments, until the end of the  interest  only  period.  Once the  interest  only period  ends,  principal  payments  are required to amortize the loan over its remaining term, in addition to accrued interest.

        Certain  of the  stipulations  on the  characteristics  of the  mortgage  loans  included  in the trust established for any series may be stipulations  regarding the Credit Scores of the related  mortgagors.  Credit
Scores are obtained by many mortgage  lenders in connection  with mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential  Funding after the origination  of a mortgage loan if the seller does not provide to  Residential  Funding a Credit Score.  Credit
Scores are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer  models and  methodologies.  The Credit  Score is designed  to assess a  borrower's credit history at a single point in time, using objective  information  currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an  individual  with a lower  score.  However,  a Credit  Score  purports  only to be a  measurement  of the relative  degree  of risk a  borrower  represents  to a  lender,  i.e.,  a  borrower  with a  higher  score  is statistically  expected  to be less  likely to default  in  payment  than a  borrower  with a lower  score.  In addition,  it should be noted that Credit  Scores  were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection with mortgage loans, but for consumer loans in general, and  assess  only  the  borrower's  past  credit  history.  Therefore,  a  Credit  Score  does  not  take  into
consideration  the  differences  between  mortgage  loans  and  consumer  loans  generally,   or  the  specific
characteristics  of the related  mortgage  loan,  for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an  accurate  predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a series of certificates.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a  prepayment  charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment occurring  upon the sale of property  securing a mortgage  loan. The  prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such mortgage loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment  that, when added to all other  amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment charges  received on the mortgage loans included in the trust  established for any series will not be available
for   distribution  on  the  certificates   included  in  that  series.   See  "Certain  Yield  and  Prepayment
Considerations"  in this term  sheet  supplement  and  "Certain  Legal  Aspects of the  Mortgage  Loans--Default
Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

        The  mortgage  rates on some of the  mortgage  loans  will  remain  fixed  for an  initial  period  and thereafter will adjust  periodically,  generally  semi-annually  or annually,  to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

        In the event that the related  index  specified  in a mortgage  note is no longer  available,  an index reasonably  acceptable  to the trustee that is based on comparable  information  will be selected by the master servicer.

        The amount of the monthly  payment on each mortgage loan will  generally be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month following the month in which the adjustment date occurs to equal the amount  necessary to pay interest at the  then-applicable  mortgage rate and to fully amortize the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off  date for any  series,  some or all of the  mortgage  loans of that series may have not yet reached their  first  adjustment  date.  The  mortgage  loans will have  various  adjustment  dates,  note  margins and limitations on the mortgage rate adjustments, as described below.

        The  initial  mortgage  rate  in  effect  on a  mortgage  loan  generally  will  be  lower,  and may be significantly  lower,  than the  mortgage  rate that would have been in effect  based on the related  index and note margin.  Therefore,  unless the related index declines  after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first adjustment date following  origination of the mortgage loan subject to the periodic rate cap. The  repayment of the mortgage  loans will be dependent on the ability of the mortgagors to make larger monthly  payments  following  adjustments  of the mortgage rate.  Mortgage loans that have the same initial  mortgage  rate may not always bear  interest at the same  mortgage  rate  because  these mortgage loans may have different  adjustment  dates,  and the mortgage rates  therefore may reflect  different related index values,  note margins,  maximum  mortgage rates and minimum mortgage rates. The Net Mortgage Rate with  respect to each  mortgage  loan as of the  cut-off  date for any series  will be set forth in the related mortgage loan schedule attached to the related pooling and servicing agreement.

        Because of the  periodic  rate caps and the  generally  lower  initial  mortgage  rates on the mortgage loans,  in a rising  interest rate  environment  the mortgage rate on the adjustable rate mortgage loans may be lower than  prevailing  mortgage rates for an extended  period of time and therefore the related Senior Net WAC
Rate and Class M Net WAC Rate will  initially  be less than it would have been if all of the  related  mortgage loans already adjusted to their fully-indexed rate.

STATIC POOL INFORMATION

        Current  static pool data with respect to mortgage  loans  master  serviced by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under
"RFMSI" as the issuer/shelf  and "SA" as the series will include  information  regarding prior  securitizations of mortgage loans that are similar to the mortgage  loans  included in the mortgage pool for any series,  based on underwriting criteria and credit quality.

        As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more  days"
delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date. The  determination  as to whether a loan falls into this  category is made as of the close of business on the last  business day of each month.  Grace periods and partial payments do not affect these determinations.

        From time to time, the master servicer or a subservicer will modify a mortgage loan,  recasting monthly payments for delinquent borrowers who have experienced  financial  difficulties.  Generally such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is  designed to evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally  may extend  to up to six  months  before  a  modification  is  finalized.  Once  the  modifications  become  final, delinquencies  are  reported  based on the  modified  terms.  Generally  if a borrower  fails to make  payments during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified  a  material  number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

        Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool
Data will be  representative  of the  results  that may be  experienced  with  respect  to the  mortgage  loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Subject to limited  exceptions,  each of the mortgage loans included in the trust  established  for any series  generally will be required to be covered by a standard hazard  insurance  policy,  which is referred to as a primary  hazard  insurance  policy.  Subject to limited  exceptions,  each  mortgage  loan included in the trust  established  for any  series  with an LTV ratio at  origination  in excess of 80% will be  insured  by a primary mortgage  insurance policy,  which is referred to as a primary insurance policy,  covering at least 30%
of the balance of the mortgage  loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least
25% of the balance of the mortgage loan at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        All of the primary  insurance  policies on the mortgage loans included in the trust established for any series were or will be issued by  insurers  having a claim  paying  ability,  as of the  cut-off  date for that series,  acceptable  to the rating  agencies for that  series.  The insurers may include but are not limited to one or more of Radian F/K/A Commonwealth,  Triad Guaranty,  Republic Mortgage Insurance N.C., Mortgage Guaranty
Insurance  Corporation,  PMI Mortgage Insurance Co., United Guaranty  Residential Ins. Co. and General Electric
Mortgage Insurance Company, which,  collectively,  are referred to herein as the primary insurers.  However, no assurance  as to the  actual  ability  of any of the  primary  insurers  to  pay  claims  can be  given  by the depositor,  the issuing entity or the  underwriters  for the  applicable  series.  See  "Insurance  Policies on
Mortgage Loans" in the related base prospectus.

UNDERWRITING STANDARDS

        All of the mortgage  loans in the mortgage pool were  originated in  accordance  with the  underwriting criteria of Residential Funding described under "Mortgage Loan  Program--Underwriting  Standards" in the related base prospectus.  Residential  Funding may perform only sample quality  assurance  reviews to determine whether the mortgage  loans in any mortgage  pool were  underwritten  in  accordance  with  applicable  standards.  See
"Mortgage Loan Program---Underwriting Standards" in the related base prospectus.

        The applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be  considered  to be  originated  in accordance with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation, the loan is in substantial  compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the  underwriting  standards were not satisfied,  if other factors  positively  compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

        A current report on Form 8-K will be available to purchasers of the offered  certificates of any series and will be filed, by the issuing entity,  in its own name,  together with the pooling and servicing  agreement for that series,  including any applicable  financial  guaranty  insurance policy for that series which will be attached as an exhibit to the  related  pooling and  servicing  agreement,  with the  Securities  and  Exchange
Commission within fifteen days after the initial issuance of the offered certificates of that series.

                                DESCRIPTION OF THE CERTIFICATES

        GENERAL

        The trust will issue  certificates  pursuant to the pooling and servicing  agreement.  The certificates consist of certain  publicly  offered  classes of  certificates,  which are  referred  to  collectively  as the offered  certificates,  and one or more classes of Class B  Certificates  which are not publicly  offered.  The various  classes  of Class A  Certificates  are  referred  to  collectively  as the Class A  Certificates.  The various  classes  of  Class  R  Certificates  are  referred  to  collectively  as the  Class  R,  or  Residual,
Certificates.  The various  classes of Class A and Class R  Certificates  are referred to  collectively  as the
Senior Certificates.

        The Senior Certificates of each group will be will be assigned a numerical  designation,  such as Class
I-A and Class  II-A,  to denote the group to which the  certificates  below.  The Senior  Certificates  of each group will receive  payments on the mortgage loans in the related loan group,  except as is otherwise set forth in this term sheet supplement.

        In addition, one or more classes of Class R Certificates, or the Residual Certificates,  will be issued in connection with each series.

Stacked Transactions

        For some  series of  certificates,  referred  to herein as Stacked  Transactions,  a separate  group of subordinate  certificates  will be issued  related  solely to each group and assigned a numerical  designation, such as Class I-M-1 and Class II-M-1,  to denote the group to which the certificates  below.  These subordinate certificates  will receive  payments on the  mortgage  loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

        References  to the  related  mortgage  loans  with  respect  to  the  subordinate  certificates  of any certificate group in a Stacked Transaction will mean the mortgage loans in the related loan group.

        In addition to the Senior  Certificates in a Stacked  Transaction,  except as is otherwise set forth in any final term sheet and the prospectus  supplement for that series,  each series of certificates  will include the following classes of subordinate certificates with respect to each loan group:

o       Class M-1 Certificates;

o       Class M-2 Certificates;

o       Class M-3 Certificates;

o       Class B-1 Certificates;

o       Class B-2 Certificates; and

o       Class B-3 Certificates.

  Crossed Transactions

        For some  series of  certificates,  referred  to herein as Crossed  Transactions,  a separate  group of subordinate  certificates  will be issued related to all Senior  Certificates  of that series.  The subordinate certificates  will be enumerated  without a numerical  designation to denote  inclusion in a particular  group, such as Class M-1 and Class M-2. These  subordinate  certificates  will receive  payments on the mortgage loans included  in the trust  established  for that  series  and will  serve as  credit  enhancement  for all  Senior
Certificates of that series, as described in this term sheet supplement.

        References to the related  mortgage loans with respect to the  subordinate  certificates in any Crossed
Transaction will mean the mortgage loans.

        In addition to the Senior  Certificates in a Crossed  Transaction,  except as is otherwise set forth in any final term sheet and the prospectus  supplement for that series,  each series of certificates  will include the following classes of subordinate certificates:

o       Class M-1 Certificates;

o       Class M-2 Certificates;

o       Class M-3 Certificates;

o       Class B-1 Certificates;

o       Class B-2 Certificates; and

o       Class B-3 Certificates.

        As  used in  this  term  sheet  supplement,  the  Class M  Certificates  refers  to all of the  Class M
Certificates  issued  as part  of the  series,  and  the  Class B  Certificates  refers  to all of the  Class B
Certificates  issued  as part of the  series.  References  to the  related  Class M  Certificates,  or words or similar  effect  with  respect  to the  Class B  certificates  or any  class  thereof,  will  mean the  Class M
Certificates in the related  certificate  group, in the case of a Stacked  Transaction,  and all of the Class M
Certificates, in the case of a Crossed Transaction.

        Only the  Senior  Certificates  and the Class M  Certificates  of any series are  offered  hereby.  See
"Glossary"  in the related base  prospectus  for the meanings of  capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The  offered  certificates  of any series  may  consist of any one or a  combination  of the  following categories of certificates:

Accretion Directed Certificates.......     A class that receives principal payments from the
                                           accreted interest from specified accrual classes.
                                           An accretion directed class also may receive
                                           principal payments from principal paid on mortgage
                                           loans in the related loan group.
Accrual Certificates..................     A class that accretes the amount of accrued interest
                                           otherwise distributable on the class, which amount
                                           will be added as principal to the certificate
                                           principal balance of the class on each applicable
                                           distribution date.  The accretion may continue until
                                           some specified event has occurred or until the
                                           accrual class is retired.
Insured Certificates..................     A class with respect to which all or a portion of
                                           the distributions of principal and/or interest are
                                           insured under one or more financial guaranty
                                           insurance policies.
Interest Only Certificates............     A class having no principal balance and bearing
                                           interest on the related notional amount.  The
                                           notional amount is used for purposes of the
                                           determination of interest distributions.
Lockout Certificates..................     A class that, for the period of time specified in
                                           any final term sheet for the applicable class,
                                           generally will not receive (in other words, is
                                           locked out of) (1) principal prepayments on the
                                           mortgage loans in the related loan group that are
                                           allocated disproportionately to the related senior
                                           certificates because of the shifting interest
                                           structure of the certificates in the trust and/or
                                           (2) scheduled principal payments on the mortgage
                                           loans in the related loan group, as specified in any
                                           final term sheet for that class.  During the
                                           lock-out period, the portion of the principal
                                           distributions on the mortgage loans in the related
                                           loan group that the lockout class is locked out of
                                           will be distributed to the other classes of related
                                           senior certificates of that series.

Partial Accrual Certificates..........     A class that accretes a portion of the amount of
                                           accrued interest on it, which amount will be added
                                           to the certificate principal balance of the class on
                                           each applicable distribution date, with the
                                           remainder of the accrued interest to be distributed
                                           currently as interest on the class.  The accretion
                                           may continue until a specified event has occurred or
                                           until the partial accrual class is retired.
Principal Only Certificates...........     A class that does not bear interest and is entitled
                                           to receive only distributions of principal.
Senior Support Certificates...........     A class that absorbs some or all of the realized
                                           losses that would otherwise be allocated to a super
                                           senior class after the related classes of Class M
                                           and Class B Certificates are no longer outstanding.
Super Senior Certificates.............     A class that will not bear its proportionate share
                                           of some or all realized losses on the related
                                           mortgage loans as its share is directed to another
                                           class, referred to as the "senior support class"
                                           until the certificate principal balance of the
                                           related senior support class is reduced to zero.

        The certificates of any series in the aggregate will evidence the entire beneficial  ownership interest in the related trust.  For any series, the trust will consist of:

o   the mortgage loans transferred to that trust;

o   with respect to any class of Insured  Certificates  of that  series,  any  applicable  reserve fund and any applicable rounding account;

o   cash deposited in respect of the mortgage loans  transferred to that trust in the Custodial  Account and in the Certificate Account and belonging to the trust;

o   property  acquired  by  foreclosure  of the  mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

o   any applicable primary insurance policies and primary hazard insurance policies; and

o   all proceeds of any of the foregoing.

        Except as is otherwise set forth in any final term sheet for any applicable  class of  certificates  of any series, the Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates for
each series will be available only in book-entry form through  facilities of The Depository  Trust Company,  or
DTC, and are  collectively  referred to as the DTC registered  certificates.  The DTC  registered  certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.

        Except as is otherwise set forth in any final term sheet of any  applicable  class of  certificates  of any  series,  the DTC  registered  certificates  for each series  will be issued in minimum  denominations  of:
$100,000,  in the case of the Class A and Class M-1  Certificates  of each  series,  or $250,000 in the case of the Class M-2  Certificates and Class M-3 Certificates of each series,  and, in each case,  integral  multiples of $1 in excess  thereof;  $1,000 and integral  multiples of $1,000 in excess  thereof,  in the case of Insured
Certificates  of that series;  and an initial  notional amount of $2,000,000,  and integral  multiples of $1 in excess  thereof  in the  case of any  class  of  Interest  Only  Certificates  of  that  series.  The  Residual
Certificates  will be issued in  registered,  certificated  form in minimum  denominations  of a 20% percentage interest,  except,  in the case of one  Residual  Certificate  of each class of Residual  Certificates  for any series as otherwise described in this term sheet supplement under "Material Federal Income Tax Consequences."

        The DTC  registered  certificates  of any  series  will  be  represented  by one or  more  certificates registered  in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a certificate of any class in fully registered form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive
Certificates."  Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

o   all  references to actions by  certificateholders  with respect to the DTC  registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o   all  references  in this term sheet  supplement  to  distributions,  notices,  reports  and  statements  to certificateholders with respect to the DTC registered  certificates shall refer to distributions,  notices, reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

    GLOSSARY OF TERMS

        The  following  terms  are  given the  meanings  shown  below to help  describe  the cash  flows on the certificates for any series:

        ACCRETION DIRECTED  CERTIFICATES--For  any series, any class of Class A Certificates related to any loan group  that are  categorized  as  Accretion  Directed  Certificates  in any final  term sheet for that class of certificates.

        ACCRETION  TERMINATION DATE--For any class of Accretion Directed  Certificates included in a series, the earlier of (a) the  distribution  date on which the aggregate  Certificate  Principal  Balance of the Accretion
Directed  Certificates  of that series is reduced to zero and (b) the Credit Support  Depletion Date applicable to that class.

        ACCRUAL  CERTIFICATES--For any series, any class of Class A Certificates that are categorized as Accrual
Certificates in any final term sheet for that class of certificates.

        ACCRUAL  DISTRIBUTION  AMOUNT--With respect to any specified class or classes of Accrual Certificates of any series and each  distribution  date  preceding the  Accretion  Termination  Date for that class,  an amount equal to the aggregate  amount of Accrued  Certificate  Interest on such class or classes Accrual  Certificates for that date which will be added to the Certificate  Principal Balance thereof,  and distributed in the manner described under  "Principal  Distributions  on the Senior  Certificates" to the holders of the related class or classes of  Accretion  Directed  Certificates  of that series as  principal  in  reduction  of the  Certificate
Principal  Balances  thereof.  Any distributions of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the related class or classes of Accretion  Directed  Certificates  will reduce the  Certificate  Principal  Balances of such related class or classes of  certificates  by that amount.
The amount  that is added to the  Certificate  Principal  Balances  of any class of Accrual  Certificates  will accrue interest at the pass-through  rate for that class. On each  distribution  date on or after the Accretion
Termination Date for a class of Accretion Directed  Certificates of any series, the entire Accrued  Certificate
Interest  on the  related  Accrual  Certificates  for that date will be payable to the  holders of the  related class of  certificates,  as interest to the extent not  required to fully  reduce the amounts of the  Accretion
Directed  Certificates to zero on the Accretion  Termination  Date;  provided,  however,  that if the Accretion
Termination  Date is the Credit Support  Depletion Date, the entire Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Accrual Certificates.

        ACCRUED  CERTIFICATE  INTEREST--With  respect  to  any  distribution  date  and  any  class  of  offered certificates  of any series,  an amount equal to (a) in the case of each class of offered  certificates of that series,  other than any Interest Only  Certificates  and Principal Only  Certificates,  interest accrued during the related  Interest  Accrual Period on the Certificate  Principal  Balance of the certificates of that class, immediately  prior to that  distribution  date at the  related  pass-through  rate and  (b) in  the case of the
Interest Only  Certificates of that series,  interest accrued during the related Interest Accrual Period on the related Notional Amount  immediately prior to that distribution date at the  then-applicable  pass-through rate on that class for that  distribution  date; in each case less interest  shortfalls on the mortgage loans in the related loan group  included in the trust  established  for that  series,  if any,  allocated  thereto for that distribution  date to the extent not covered,  with respect to the Senior  Certificates for that series, by the subordination  provided by the Class B  Certificates  and Class M Certificates  of that series,  or the related
Class B  Certificates  and Class M  Certificates  of that  series,  in a Stacked  Transaction,  and,  only with respect to any class of Insured  Certificates of any series, by any applicable  reserve fund and the additional credit enhancement  provided by the applicable  financial guaranty insurance policy for interest  shortfalls on the mortgage loans in the related loan group other than Prepayment  Interest  Shortfalls or interest shortfalls due to application of the Relief Act, after  depletion of any  subordination,  and, with respect to the Class M
Certificates,  to the extent not  covered by the  subordination  provided by the Class B  Certificates  of that series,  or the related Class B  Certificates  of that series,  in the case of a Stacked  Transaction,  and any class or classes of Class M Certificates  of that series,  or the related Class M Certificates  of that series, in the case of a  Stacked Transaction having a lower payment priority, including in each case:

               (i)    any  Prepayment  Interest  Shortfall on the mortgage  loans included in the related group to the extent not  covered by the master  servicer as  described  in this term sheet  supplement  under
        "Description of the Certificates--Interest Distributions";

               (ii)   in the case of an Excess  Transaction,  the interest  portions of Realized Losses for the related loan group,  including  Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy
        Losses and  Extraordinary  Losses on the  mortgage  loans  included in the trust  established  for that series not allocated through subordination;

               (iii)  in the case of an Excess  Transaction,  the interest  portion of any  Advances  that were made with respect to  delinquencies  on the mortgage loans included in the related loan group that were ultimately  determined to be Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy
        Losses or Extraordinary Losses; and

               (iv)   any other  interest  shortfalls on the mortgage  loans included in the related loan group not covered by the  subordination  provided by the Class M Certificates or Class B Certificates of that series,  or the related Class B  Certificates  and Class M  Certificates  of that series,  in a Stacked
        Transaction,  including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

The related  Senior  Percentage  of such  reductions  in the case of the related  loan group will be  allocated among the holders of the  related  Senior  Certificates  in  proportion  to the  respective  amounts of Accrued
Certificate  Interest  that would have been  payable  from the  related  loan group on that  distribution  date absent  these  reductions.  The  remainder  of these  reductions  will be  allocated  among the  holders of the related Class M Certificates  and the Class B Certificates  in proportion to the respective  amounts of Accrued
Certificate  Interest that would have been payable on that distribution  date absent these  reductions.  In the case of each  class of Class M  Certificates,  Accrued  Certificate  Interest  on that  class  will be  further reduced by the  allocation  of the interest  portion of certain  losses on the mortgage  loans  included in the trust  established for that series,  if any, as described below under  "--Allocation of Losses;  Subordination."
Accrued  Certificate  Interest  on each  class of Senior  Certificates  of any  series  related to a loan group
(other than any Principal  Only  Certificates)  will be distributed  on a pro rata basis.  Accrued  Certificate
Interest on each class of  certificates  is  calculated  on the basis of a 360-day  year  consisting  of twelve
30-day months.

        ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the scheduled payments of  principal  and  interest  due on that  mortgage  loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

        AVAILABLE  DISTRIBUTION  AMOUNT--With respect to any distribution date and any series will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

        o      the aggregate  amount of scheduled  payments on the mortgage  loans included in the related loan group due during the  related Due Period and  received on or prior to the related  determination date, after deduction of the related master servicing fees and any subservicing  fees, which are collectively  referred to as the servicing fees and payment of any premium and to the applicable
               Certificate  Insurer with respect to any financial  guaranty  insurance  policy  related to that series;

        o      all  unscheduled  payments on the mortgage loans  included in the related loan group,  including mortgagor  prepayments,  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and
               proceeds from  repurchases of and  substitutions  for these mortgage loans occurring  during the preceding  calendar month or, in the case of mortgagor  prepayments in full,  during the related
               Prepayment Period;

        o      all  Advances  on  the  mortgage  loans  included  in the  related  loan  group  made  for  that distribution  date, in each case net of amounts  reimbursable  therefrom to the master  servicer and any subservicer; and,

        o      with respect to a Crossed  Transaction,  any additional  amounts to be included in the Available
               Distribution  Amount  with  respect to such loan  group  from any other loan group as  described under "Principal Distributions on the Senior  Certificates--Cross-Collateralization  Mechanics in
               a Crossed Transaction."

        In addition to the foregoing  amounts,  with respect to  unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the month of  receipt,  but is not  obligated  to do so. As  described  in this term  sheet  supplement under  "--Principal  Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of principal  and  interest  distributions  to any class of  certificates.
With  respect  to any  distribution  date,  the  determination  date is the second  business  day prior to that distribution date.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any  distribution  date and each loan group, the amount of Advances or Servicing  Advances that were added to the outstanding  principal balance of the mortgage loans in that loan group  during  the  preceding  calendar  month and  reimbursed  to the  master  servicer  or subservicer on or prior to such  distribution  date, plus the related  Capitalization  Reimbursement  Shortfall
Amount remaining  unreimbursed  from any prior  distribution  date for that series and reimbursed to the master servicer or  subservicer on or prior to such  distribution  date.  The master  servicer or subservicer  will be entitled to be reimbursed  for these amounts only from the principal  collections on the mortgage loans in that loan group.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any  distribution  date and each loan group,  the  amount,  if any,  by which the amount of Advances  or  Servicing  Advances  that were added to the principal  balance of the mortgage  loans in that loan group during the  preceding  calendar  month exceeds the amount of principal  payments on those  mortgage loans included in the related  Available  Distribution  Amount for that series on that distribution date.

        CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

        CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any offered certificate of any series,  other than the
Interest  Only  Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial
Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates, an amount equal to the Accrued  Certificate  Interest added to the Certificate  Principal Balance of that class of Accrual Certificates on each distribution date prior to the applicable  Accretion  Termination Date, reduced by the  aggregate  of (a) all amounts  allocable  to  principal  previously  distributed  with  respect to that certificate  and (b) any reductions in the Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection  with  allocations  of Realized  Losses for that series in the manner  described in this term sheet  supplement,  provided that,  after the Certificate  Principal  Balances of the Class B Certificates
for any series,  or the related Class B Certificates in a Stacked  Transaction,  have been reduced to zero, the
Certificate  Principal  Balance of any certificate of the class of Class M Certificates for that series, or the class of related Class M Certificates in a Stacked  Transaction,  outstanding with the highest payment priority to which Realized Losses,  other than, in the case of an Excess Transaction,  Excess Bankruptcy Losses,  Excess
Fraud Losses,  Excess Special  Hazard Losses and  Extraordinary  Losses,  on the mortgage loans included in the trust established for that series have been allocated shall be increased by the percentage  interest  evidenced thereby  multiplied by the amount of any Subsequent  Recoveries  thereon not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate  Principal  Balance of that certificate,  and the Certificate Principal Balance of the class of certificates,  or related certificates in a Stacked  Transaction,  with a  Certificate  Principal  Balance  greater than zero with the lowest  payment priority shall be further reduced by an amount equal to the percentage  interest  evidenced thereby  multiplied by the excess, if any, of (i) the then-aggregate  Certificate  Principal Balance of all classes of certificates of that series then outstanding over (ii) the  then-aggregate  Stated Principal  Balance of all of the mortgage loans, or the related mortgage loans in a Stacked Transaction.

        CLASS M NET WAC RATE--With  respect to any  distribution  date and any class of Class M Certificates,  a per annum rate equal to the weighted  average of the Senior Net WAC Rate for each  related loan group  weighted on the basis of the Subordinate Component for that related loan group.

        CREDIT SUPPORT  DEPLETION  DATE--For any series that is a Crossed  Transaction,  the first  distribution date on which the Senior  Percentage  equals 100%,  and for any series that is a Stacked  Transaction  and each loan group, the first  distribution  date on which the aggregate  Certificate  Principal Balance of the related
Class M Certificates and the related Class B Certificates has been reduced to zero.

        DECEASED HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial owner of a Random Lot  Insured  Certificate  of that  class who was a natural  person  living at the time that  holder's interest was  acquired  and whose  executor or other  authorized  representative  causes to be furnished to the participant,  evidence  of  death  satisfactory  to the  participant  and  any  tax  waivers  requested  by the participant.

        DUE DATE--With  respect to any distribution  date and any mortgage loan, the date during the related Due
Period on which scheduled payments are due.

        DUE PERIOD--With  respect to any distribution  date, the calendar month in which the  distribution  date occurs.

        EXCESS BANKRUPTCY LOSSES--For any Crossed Transaction which is an Excess Transaction,  Bankruptcy Losses on the  mortgage  loans in excess of the  Bankruptcy  Amount for that series,  and for any Stacked  Transaction which is an Excess  Transaction,  Bankruptcy  Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

        EXCESS FRAUD LOSSES--For any Crossed  Transaction  which is an Excess  Transaction,  Fraud Losses on the mortgage  loans in excess of the Fraud Loss Amount for that series,  and for any Stacked  Transaction  which is an Excess  Transaction,  Fraud Losses on the mortgage loans included in any loan group in excess of the related
Fraud Loss Amount.

        EXCESS  SPECIAL HAZARD  LOSSES--For  any Crossed  Transaction  which is an Excess  Transaction,  Special
Hazard  Losses on the  mortgage  loans in excess of the  Special  Hazard  Amount for that  series,  and for any
Stacked  Transaction  which is an Excess  Transaction,  Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

        EXCESS TRANSACTION--A Series of certificates whereby Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses  up to  the  Fraud  Loss  Amount,  Bankruptcy  Amount  and  Special  Hazard  Amount,  respectively,  and
Extraordinary  Losses are allocated as set forth herein in a manner  distinct from Realized  Losses (other than
Fraud Losses, Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

        FINAL  DISPOSITION--With  respect to a defaulted  mortgage  loan, a Final  Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

        INSURED  CERTIFICATES--For any series, any class of certificates specified to be insured certificates in any final term sheet for that class of certificates.

        INTEREST  ACCRUAL  PERIOD--With  respect to all class of  certificates  and any  distribution  date, the calendar month preceding the month in which the distribution date occurs.  Notwithstanding  the foregoing,  the distributions  of interest on any  distribution  date for all classes of  certificates  will  reflect  interest accrued,  and receipts for that interest  accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any  Prepayment  Interest  Shortfall and other  shortfalls in  collections of interest to the extent described in this term sheet supplement.

        INTEREST ONLY  CERTIFICATES--For any series, any class of Class A Certificates  specified to be interest only certificates in any final term sheet for that class of certificates.

        NET MORTGAGE RATE--As to a mortgage loan included in the trust established for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

        NOTIONAL  AMOUNT--With  respect  to any date of  determination,  the  Notional  Amount  of any  class of
Interest  Only  Certificates  included in that series will be the  notional  amount set forth in any final term sheet for that class of  certificates.  Reference to a Notional  Amount is solely for  convenience  in specific calculations and does not represent the right to receive any distributions allocable to principal.

        PRINCIPAL ONLY  CERTIFICATES--For  any series,  any other class of Class A Certificates  specified to be principal only certificates in any final term sheet for that class of certificates.

        RANDOM LOT  INSURED  CERTIFICATES--For  any  series,  any class of Insured  Certificates  of that series subject to random lot  procedures  and special  rules  regarding  the  procedures,  practices  and  limitations applicable to the  distribution  of principal on the related  mortgage  loans,  as described in this term sheet supplement and any final term sheet for that class.

        RECORD DATE--With  respect to any  certificates and any distribution  date, the close of business on the last business day of the month next preceding the calendar month in which the Distribution Date occurs.

        ROUNDING  ACCOUNT--For  any  series  with a class of Random Lot  Insured  Certificates,  a  non-interest bearing  account to be  established  on the closing  date for that series as more fully  described in any final term sheet for that class.

        SENIOR ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each loan group of any series and with respect to any distribution  date  occurring  during the first seven years  following the closing date for that series,  100%.
The Senior  Accelerated  Distribution  Percentage for any loan group for any distribution  date occurring after the first seven years following the closing date for that series will be as follows:

        o      with  respect to any  distribution  date during the eighth year after the closing  date for that series,  the  related  Senior  Percentage  on that  distribution  date  plus 70% of the  related
               Subordinate Percentage on that distribution date;

        o      with  respect to any  distribution  date during the ninth year after the  closing  date for that series,  the Senior  Percentage on that  distribution  date plus 60% of the related  Subordinate
               Percentage on that distribution date;

        o      with  respect to any  distribution  date during the tenth year after the  closing  date for that series,  the  related  Senior  Percentage  on that  distribution  date  plus 40% of the  related
               Subordinate Percentage on that distribution date;

        o      with respect to any  distribution  date during the eleventh year after the closing date for that series,  the Senior  Percentage on that  distribution  date plus 20% of the related  Subordinate
               Percentage on that distribution date; and

        o      with respect to any distribution date for that series thereafter,  the related Senior Percentage on that distribution date.

        Any scheduled reduction to the Senior Accelerated  Distribution  Percentage for a loan group, described in the preceding paragraph, shall not be made as of any distribution date unless:

               (a)    in the case of a Stacked  Transaction,  the  outstanding  principal  balance of  mortgage loans in the related loan group  delinquent  60 days or more  averaged  over the last six months,  as a percentage  of the  aggregate  outstanding  Certificate  Principal  Balance  of  the  related  Class  M
        Certificates and Class B Certificates,  is less than 50%, or in the case of a Crossed Transaction,  the outstanding  principal  balance of the mortgage loans included in any loan group  delinquent 60 days or more  averaged  over the last six months,  as a percentage  of the  aggregate  outstanding  Certificate
        Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%, and

               (b)    Realized  Losses on the  mortgage  loans  included  in any loan  group,  in the case of a
        Crossed  Transaction,  or on the  mortgage  loans in the related  loan group,  in the case of a Stacked
        Transaction,  to date for that  distribution  date,  if  occurring  during the  eighth,  ninth,  tenth, eleventh or twelfth year, or any year thereafter,  after the closing date, are less than 30%, 35%, 40%,
        45%, or 50%,  respectively,  of the sum of the initial  Certificate  Principal  Balances of the Class M
        Certificates and Class B Certificates,  in a Crossed  Transaction,  or the related Class M Certificates and Class B Certificates in a Stacked Transaction.

        Notwithstanding the foregoing, in the case of a Crossed Transaction, if:

o       the weighted average of the Subordinate Percentages for all loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all loan groups; and

o       the outstanding principal balance of mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate
        Principal Balance of the Class M Certificates and Class B Certificates, does not exceed 50%; and

o       for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B
        Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M
        Certificates and Class B Certificates,

        then on any distribution  date during the first three years following the closing date for that series, each Senior  Accelerated  Distribution  Percentage  for that  distribution  date will equal the related  Senior
Percentage for that  distribution  date plus 50% of the related  Subordinate  Percentage for that  distribution date,  and on any  distribution  date after the first three years  following  the closing date for that series, each Senior  Accelerated  Distribution  Percentage  for that  distribution  date will equal the related  Senior
Percentage for that distribution date.

        Notwithstanding the foregoing, in the case of a Stacked Transaction, if:

o       the Subordinate Percentages for the related loan group is equal to or in excess of twice the initial
        Subordinate Percentage for that loan group; and

o       the outstanding principal balance of mortgage loans included in the related loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding
        Certificate Principal Balance of the related Class M Certificates and Class B Certificates, does not exceed 50%; and

o       for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 20%
        of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class
        B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates,

        then on any distribution  date during the first three years following the closing date for that series, the Senior  Accelerated  Distribution  Percentage for that loan group on that  distribution date will equal the related Senior Percentage for that distribution  date plus 50% of the related  Subordinate  Percentage for that distribution  date,  and on any  distribution  date after the first three years  following the closing date for that series,  the Senior  Accelerated  Distribution  Percentage for that loan group on that  distribution  date will equal the related Senior Percentage for that distribution date.

        Notwithstanding the foregoing,  in the case of a Crossed  Transaction,  if on any distribution date the weighted average of the Senior  Percentages for all loan groups,  weighted on the basis of the Stated Principal
Balances of the mortgage loans included in any loan group,  exceeds the weighted  average of the initial Senior
Percentages,  calculated  on such  basis,  each of the Senior  Accelerated  Distribution  Percentages  for that distribution date will once again equal 100%.

        Notwithstanding the foregoing,  in the case of a Stacked  Transaction,  if on any distribution date the
Senior Percentage for a loan group exceeds the initial Senior Percentage,  the Senior Accelerated  Distribution
Percentage for that loan group on that distribution date will once again equal 100%.

        Notwithstanding  the foregoing,  upon  reduction of the  Certificate  Principal  Balances of the Senior
Certificates  related to a loan group to zero,  the Senior  Accelerated  Distribution  Percentage for that loan group will equal 0%.

        SENIOR  INTEREST  DISTRIBUTION  AMOUNT--For any group of  certificates in any series and with respect to any distribution  date, the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the related group of Senior  Certificates for that series on that distribution  date,  including any Accrual
Distribution Amount on any related class.

        SENIOR NET WAC RATE--With  respect to any distribution date and each loan group, the weighted average of the Net  Mortgage  Rates of the mortgage  loans in the related  loan group as of the end of the calendar  month immediately preceding the month in which such distribution date occurs.

        SENIOR  PERCENTAGE--For  each loan group of any series and with respect to each  distribution  date, the percentage equal to the aggregate  Certificate  Principal  Balance of the related group of Senior  Certificates immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage  loans  included in the related loan group  immediately  prior to that  distribution  date. The Senior
Percentage will initially  equal the  approximate  percentage set forth in any final term sheet for that series and will in no event exceed 100%.  The Senior  Percentage  for each loan group will also be referred to in this term sheet supplement as the related Senior Percentage.

        SENIOR  PRINCIPAL  DISTRIBUTION  AMOUNT--For  each  loan  group  of  series  and  with  respect  to  any distribution date, the lesser of (a) the balance of the related Available  Distribution  Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

               (i)    the product of (A) the  then-applicable  related Senior  Percentage and (B) the aggregate of the following amounts:

                      (1)    the principal  portion of all scheduled  monthly payments on the mortgage loans in that loan group,  due during the related Due Period,  whether or not received on or prior to the related  determination  date,  less the  principal  portion of Debt  Service  Reductions,  which together  with other  Bankruptcy  Losses on the related  loan group are in excess of the related
               Bankruptcy Amount;

                      (2)    the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan in that loan group or, in the case of a substitution,  amounts  representing a principal adjustment as required by the related pooling and servicing  agreement during the preceding calendar month;
               and

                      (3)    the principal  portion of all other  unscheduled  collections  received in respect of the mortgage loans in that loan group including  Subsequent  Recoveries,  received during the preceding  calendar  month,  other than full and partial  mortgagor  prepayments and any amounts received in  connection  with a Final  Disposition  of a mortgage loan in the related loan group described in clause (ii) below, to the extent applied as recoveries of principal;

               (ii)   in connection  with the Final  Disposition of a mortgage loan in that loan group (x) that occurred in the preceding  calendar  month and (y) in the case of an Excess  Transaction,  that did not result in any related Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or
        Extraordinary Losses, an amount equal to the lesser of:

                      (1)    the  then-applicable  related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

                      (2)    the  then-applicable  related Senior  Accelerated  Distribution  Percentage of the related  unscheduled  collections on the mortgage  loans included in that loan group,  including
               Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

               (iii)  the then-applicable  related Senior Accelerated  Distribution Percentage of the aggregate of all  partial  mortgagor  prepayments  on the  mortgage  loans in that loan  group  made  during  the preceding  calendar month and mortgagor  prepayments in full made during the related  Prepayment Period in respect of the mortgage loans in the related loan group;

               (iv)   any  additional  amounts  from  the  other  loan  groups  to be  included  in the  Senior
        Principal  Distribution  Amount with respect to such loan group pursuant to the first  paragraph  under
        "--Principal  Distributions  on the  Senior  Certificates--Cross-Collateralization  Mechanics  in Crossed
        Transactions"; and

               (v)    any  amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses which were allocated to the Class M Certificates  or
        Class B Certificates, or the related Class M and Class B Certificates, in a Stacked Transaction; minus

               (vi)   the related  Capitalization  Reimbursement  Amount for that  series on such  distribution date,  multiplied by a fraction,  the numerator of which is the related Senior  Principal  Distribution
        Amount for that series on such  distribution  date,  without giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of certificates derived from the related  Available  Distribution  Amount,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

        SENIOR SUPPORT  CERTIFICATES--For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

        SUBORDINATE  COMPONENT--With  respect to each loan group and any distribution date, the aggregate Stated
Principal  Balance of the  mortgage  loans in that loan group for that  distribution  date minus the  aggregate
Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

        SUBORDINATE  PERCENTAGE--For  any loan group and as of any date of  determination a percentage  equal to
100% minus the Senior Percentage for that loan group as of that date.

        SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of reimbursable expenses,  with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

        SUPER SENIOR  CERTIFICATES--For any series, any class of Class A Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

        SUPER SENIOR OPTIMAL  PERCENTAGE--For any specified class or classes of Super Senior Certificates of any series and as to any  distribution  date on or after the  applicable  Credit  Support  Depletion  Date for that class, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal  Balance of those Super Senior  Certificates  immediately  prior to that  distribution date and the denominator of which is the aggregate  Certificate  Principal  Balance of the related  Senior  Certificates  immediately  prior to that distribution date.

        SUPER SENIOR OPTIMAL PRINCIPAL  DISTRIBUTION  AMOUNT--For any specified class or classes of Super Senior
Certificates  of any  series  and as to any  distribution  date  on or  after  the  applicable  Credit  Support
Depletion  Date for that class and with  respect to those Super  Senior  Certificates,  an amount  equal to the product of (a) the related Super Senior Optimal  Percentage and (b) the amounts  described in clause (b) of the definition of related Senior Principal Distribution Amount for that series.

               INTEREST DISTRIBUTIONS

        Holders of each class of Senior  Certificates of any series other than the Principal Only  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the  related  Available  Distribution  Amount on that distribution  date,  commencing  on  the  first  distribution  date  in  the  case  of all  classes  of  Senior
Certificates of that series entitled to interest  distributions,  other than any class of Accrual  Certificates of that series,  and commencing on the Accretion  Termination  Date for that class in the case of those Accrual
Certificates.

        Holders of each  class of Class M  Certificates  of any series  will be  entitled  to receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the  extent of the  Available  Distribution  Amount for the  related  loan  group,  in the case of a Stacked
Transaction,  and each related loan group,  in the case of a Crossed  Transaction,  on that  distribution  date after  distributions  of interest and principal to the related  Senior  Certificates,  reimbursements  for some
Advances on the mortgage  loans to the master  servicer  and  distributions  of interest  and  principal to any class of related Class M Certificates of that series having a higher payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the related mortgage loans allocable  thereto.  However,  in the event that any such interest  shortfall on the mortgage  loans is  allocated to a related  class of Insured  Certificates  of that series,  the amount of such allocated  interest  shortfall,  subject to any  applicable  limitations,  will be drawn  under the  applicable financial  guaranty  insurance  policy for that class and  distributed  to the holders of that class of Insured
Certificates; provided that:

                (i)   no such  draw will be made in  respect  of any such  shortfall  on the  related  mortgage loans caused by the Relief Act or similar legislation or regulations; and

                (ii)  no such  draw  will be  made in  respect  of any  Prepayment  Interest  Shortfall  on the related mortgage loans.

        Shortfalls  described in clauses (i) and (ii) with respect to the mortgage  loans related to that class of Insured  Certificates  may be covered by any  amounts  available  in any  applicable  reserve  fund for that class, if any,  described in any final term sheet for that class.  Notwithstanding  the foregoing,  if payments are not made as required under the financial  guaranty  insurance policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable  financial  guaranty insurance policy, any interest shortfalls  on the  mortgage  loans in the  related  loan  group  may be  allocated  to that  class of  Insured
Certificates as set forth in the definition of "Accrued Certificate Interest."

        The Principal Only Certificates are not entitled to distributions of interest.

        Prepayment  Interest  Shortfalls  will result  because  interest on  prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

        However,  with respect to any distribution date for any series, any Prepayment  Interest  Shortfalls on the mortgage  loans in the related loan group  resulting  from  prepayments in full or prepayments in part made during the preceding  calendar  month that are being  distributed to the  certificateholders  of that series on that  distribution  date  will be  offset by the  master  servicer,  but only to the  extent  those  Prepayment
Interest  Shortfalls  do not exceed an amount  equal to the lesser of (a)  one-twelfth  of 0.125% of the Stated
Principal  Balance of the mortgage  loans in the related loan group  immediately  preceding  that  distribution date and (b) the sum of the  master  servicing  fee  payable to the master  servicer  for its master  servicing activities  and  reinvestment  income  received by the master  servicer on amounts  payable with respect to the mortgage loans in the related loan group on that  distribution  date. No assurance can be given that the master servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any
Prepayment  Interest  Shortfalls which are not covered by the master servicer on any distribution date will not be  reimbursed  on any future  distribution  date.  See "Pooling and  Servicing  Agreement--Servicing  and Other
Compensation and Payment of Expenses" in this term sheet supplement.

        If on any  distribution  date the  related  Available  Distribution  Amount  for each loan group of any series is less than Accrued  Certificate  Interest on the related Senior  Certificates  of that series for that distribution  date,  the  shortfall  will be  allocated  among the  holders of all  classes  of related  Senior
Certificates in proportion to their respective  amounts of Accrued  Certificate  Interest for that distribution date.  In  addition,  the amount of any such  interest  shortfalls  on the  mortgage  loans in the related loan group that are  covered by  subordination,  specifically,  interest  shortfalls  not  described  in clauses (i)
through (iv) in the definition of Accrued Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be  distributable  to  holders  of the  certificates  of that  series  entitled  to those  amounts  on subsequent  distribution  dates,  in each  case to the  extent of the  Available  Distribution  Amount  for the related loan group for that series after interest distributions as described in this term sheet supplement.

        These interest  shortfalls  could occur,  for example,  if  delinquencies on the related mortgage loans included in the related loan group were  exceptionally  high and were  concentrated  in a particular  month and
Advances by the master  servicer  did not cover the  shortfall.  Any amounts so carried  forward  will not bear interest.  Any interest  shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or otherwise,  except to the limited extent  described in the third  preceding  paragraph with respect to Prepayment Interest Shortfalls.

        Prior to the  distribution  date on which the  Accretion  Termination  Date for any class of any series with a class  of  Accrual  Certificates  occurs,  interest  shortfalls  allocated  to  each  class  of  Accrual
Certificates of that series will reduce the amount that is added to the Certificate  Principal  Balance of that class  in  respect  of  Accrued  Certificate  Interest  on  that  distribution  date,  and  will  result  in  a corresponding  reduction of the amount  available for  distribution  relating to principal on the related class or  classes of  Accretion  Directed  Certificates  and will cause the  Certificate  Principal  Balance of those certificates  to be reduced to zero later than would  otherwise be the case.  See "Certain Yield and Prepayment
Considerations"  in this term sheet  supplement.  Because any interest  shortfalls on the mortgage loans in the related loan group allocated to a class of Accrual  Certificates of any series prior to the  distribution  date on which the  Accretion  Termination  Date for that  class  occurs  will  result in the  Certificate  Principal
Balance of that  class  being less than they would  otherwise  be, the amount of Accrued  Certificate  Interest that will accrue on that class in the future and the amount that will be available  for  distribution  relating to  principal  on the related  class or classes of Accretion  Directed  Certificates  and that class of Accrual
Certificates will be reduced.

        The  pass-through  rates on all classes of offered  certificates  of any series will be as described in any final term sheet for a class of certificates.

        The  pass-through  rate on the  classes  of Class A  Certificates  related  to each  loan  group on any distribution  date will equal the related Senior Net WAC Rate for such loan group,  and the  pass-through  rate on any classes of Class M  Certificates  will equal the related Class M Net WAC Rate, in each case except as is otherwise set forth in any final term sheet for that class.

        As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of  certificates  of any  series,  other  than the  Principal  Only  Certificates,  which are not  entitled  to distributions of interest,  is based on the Certificate  Principal Balance of that class or, in the case of the
Interest Only Certificates, on the Notional Amount of that class.

               PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

        The holders of the Senior Certificates of any series, other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described  in this term sheet  supplement  and any final term sheet for that series and to the extent of the portion of the related  Available  Distribution  Amount  remaining after the distribution of the related
Senior Interest  Distribution Amount,  other than any Accrual Distribution Amount, a distribution  allocable to principal  equal to the sum of the related Senior  Principal  Distribution  Amount and any  applicable  Accrual
Distribution Amount for a class of Accrual Certificates in the related Certificate Group.

        After  distribution  of the  related  Senior  Interest  Distribution  Amount,  other  than any  Accrual
Distribution  Amount for a class of Accrual  Certificates in the related  Certificate  Group,  distributions of principal on each group of Senior Certificates on each distribution date will be made as follows:

        (a)    For each group of certificates, prior to the occurrence of the applicable Credit Support
Depletion Date for that loan group:

(1)     any Accrual  Distribution Amount for a class of Accrual  Certificates  related to that loan group shall be  distributed  (x) first,  to the related  class or classes of  Accretion  Directed  Certificates  in reduction of the  Certificate  Principal  Balance  thereof,  until the  Certificate  Principal  Balance thereof has been  reduced to zero,  in  accordance  with the priority of payment set forth in any final term sheet for that class, and (y) second, to the related class or classes of Accrual Certificates,  in reduction of the Certificate  Principal  Balances  thereof,  until the Certificate  Principal  Balances thereof have been reduced to zero; and

(2)     the related Senior  Principal  Distribution  Amount shall be  distributed  to the Class A  Certificates related to that loan  group,  other  than any  Interest  Only  Certificates,  in the order of  priority described in any final term sheet for that series.

       (b)     On or after the  occurrence  of the  Credit  Support  Depletion  Date for any loan  group of any series,  all priorities  relating to distributions as described in clause (a) above relating to principal among the  Senior  Certificates  related  to that loan group will be  disregarded.  Instead,  an amount  equal to the related  Senior  Principal  Distribution  Amount for that series  will be  distributed  to the  related  Senior
Certificates of that series  remaining,  pro rata in accordance with their respective  outstanding  Certificate
Principal Balances;  provided,  however, that until reduction of the Certificate Principal Balance of any class or  classes  of  Super  Senior  Certificates  related  to  that  loan  group  to  zero,  the  aggregate  amount distributable  to any  related  class or classes of Senior  Support  Certificates  and such class or classes of
Super Senior  Certificates in respect of the aggregate Accrued  Certificate  Interest thereon and in respect of their  aggregate  pro rata portion of the related  Senior  Principal  Distribution  Amount will be  distributed among  those  certificates  in the  following  priority:  first,  to such  class or  classes  of  Super  Senior
Certificates,  up to an amount equal to the Accrued Certificate Interest thereon;  second, to the related class or classes of Super Senior  Certificates,  up to an amount equal to the related Super Senior Optimal  Principal
Distribution  Amount,  in  reduction  of the  Certificate  Principal  Balance  thereof,  until the  Certificate
Principal  Balance  thereof has been reduced to zero;  third, to the related class or classes of Senior Support
Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth, to the related class or classes of Senior  Support  Certificates,  the  remainder,  until the  Certificate  Principal  Balance thereof has been reduced to zero.

       (c)     After reduction of the Certificate Principal Balances of the Senior Certificates in a
Certificate Group to zero but prior to the Credit Support Depletion Date for the related loan group, the
Senior Certificates in that Certificate Group will be entitled to no further distributions of principal and the related Available Distribution Amount for that series will be paid, subject, in the case of a Crossed
Transaction, to the allocation of any payments to the Senior Certificates in any other Certificate Group as described under "--Cross-Collateralization Mechanics in a Crossed Transaction" below, solely to the holders of the Class M Certificates and Class B Certificates, or the related Class M and B Certificates in a Stacked
Transaction, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

        Notwithstanding  the foregoing in the case of any Crossed  Transaction,  on any distribution date prior to the  occurrence  of the Credit  Support  Depletion  Date that occurs after the  reduction  of the  aggregate
Certificate  Principal  Balance of the Senior  Certificates of any  Certificate  Group to zero, the outstanding
Senior  Certificates  of the other  Certificate  Groups  will be  entitled  to  receive  100% of the  mortgagor prepayments on the mortgage loans in the loan group related to Senior  Certificates  that have been fully paid, which  amount  shall  be  allocated,  pro  rata,  between  those  Certificate  Groups  based  on the  aggregate
Certificate  Principal  Balance  of  the  related  Senior  Certificates.   Such  amounts  allocated  to  Senior
Certificates shall be treated as part of the related Available  Distribution  Amount and distributed as part of the  related  Senior  Principal  Distribution  Amount in  accordance  with the  priorities  set forth in clause
(a)(2) under  "--Principal  Distributions  on the Senior  Certificates"  above,  in reduction of the Certificate
Principal  Balances  thereof.  Notwithstanding  the  foregoing,  remaining  Senior  Certificates  will  not  be entitled  to  receive  mortgagor  prepayments  on  the  mortgage  loans  in a  loan  group  related  to  Senior
Certificates  that have been fully  paid if the  following  two  conditions  are  satisfied:  (1) the  weighted average of the Subordinate  Percentages for all loan groups for such distribution  date,  weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related loan group,  is at least two times the weighted average of the initial Subordinate  Percentages for all loan groups,  calculated on that basis and (2)
the  outstanding  principal  balance of the mortgage  loans in all loan groups  delinquent 60 days or more days averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

        In addition,  on any distribution  date prior to the occurrence of the Credit Support Depletion Date on which the aggregate  Certificate  Principal  Balance of the Senior  Certificates  of any  Certificate  Group is
greater than the aggregate  Stated  Principal  Balance of the mortgage  loans in the related loan group in each case after giving  effect to  distributions  to be made on such  distribution  date,  (1) 100% of the mortgagor prepayments  otherwise  allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to such  undercollateralized  Senior  Certificates in accordance with the priorities set forth above in clause (a)(2) under  "--Principal  Distributions on the Senior  Certificates,"
in reduction of the Certificate  Principal Balances thereof,  until the aggregate Certificate Principal Balance of such  Senior  Certificates  equals the  aggregate  Stated  Principal  Balance of the  mortgage  loans in the related  loan  group  and (2) an  amount  equal  to one  month's  interest  at the  pass-through  rate for such undercollateralized  Senior  Certificates on the amount of such difference will be distributed,  pro rata, from the Available  Distribution  Amount for the other loan groups  otherwise  allocable to the Class M Certificates and Class B Certificates,  based on such amounts  otherwise  allocable to the Class M Certificates  and Class B
Certificates,  as follows:  first to pay any unpaid interest on such  undercollateralized  Senior  Certificates and then to pay principal on those  certificates  in the manner  described in (1) above. If more than one group of Senior  Certificates is  undercollateralized  on a distribution date,  amounts  distributable to such groups pursuant to the preceding  sentence  will be allocated  among such groups,  pro rata,  based upon the amount by which the aggregate  Certificate  Principal  Balance of each such group exceeds the aggregate  Stated Principal
Balance of the mortgage loans in the related loan group.

               PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

        A class of Insured  Certificates  for any series may be subject to random lot  procedures  and  special rules regarding the procedures,  practices and limitations  applicable to the  distribution of principal on the mortgage loans in the related loan group for that series.

        General.  Beneficial  owners of any class of Random Lot Insured  Certificates have the right to request that  distributions of principal be made with respect to their  certificates on any distribution  date on which that  class of  certificates  is  entitled  to receive  distributions  of  principal.  As to  distributions  of principal  among  holders  of any class of Random  Lot  Insured  Certificates,  Deceased  Holders  who  request distributions  will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot Insured
Certificates  other than Deceased Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

        Prospective  certificateholders  in any class of Random Lot Insured  Certificates  of any series should be aware that distributions of principal on those  certificates may be significantly  earlier or later than the date that may be  desired  by that  certificateholder.  All such  requested  distributions  are  subject to the priorities  described  below under  "--Priority  of  Requested  Distributions"  and are  further  subject to the limitation  that they be made (i) only in lots equal to integral  multiples  of $1,000 of the  related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured  Certificate and
(ii) only to the extent  that the portion of the Senior  Principal  Distribution  Amount for the  related  loan group allocated to any class of Random Lot Insured  Certificates on the applicable  distribution date (plus any amounts  available  from the related  Rounding  Account for that  series)  provides  sufficient  funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot  Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the requests  made  by  Deceased  Holders  and  Living  Holders  for  principal  distributions  applicable  to that distribution  date,  such excess amounts will be  distributed  to the beneficial  owners of any class of Random
Lot Insured  Certificates by random lot, as described  below under  "--Mandatory  Distributions  of Principal on any Class of Random Lot Insured Certificates" below.

        On each  distribution  date on which  amounts  are  available  for  distribution  in  reduction  of the
Certificate  Principal  Balance of any class of Random Lot Insured  Certificates  of any series,  the aggregate amount allocable to such distributions for that class will be rounded,  as necessary,  to an amount equal to an integral  multiple of $1,000,  except as provided  below,  in accordance with the limitations set forth in this term  sheet  supplement.  Such  rounding  will  be  accomplished  on  the  first  distribution  date  on  which distributions  of principal on that class of Random Lot Insured  Certificates  are made by withdrawing from the related  Rounding  Account for that series the amount of funds,  if any,  needed to round the amount  otherwise available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher  integral  multiple of $1,000.  On each  succeeding  distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates  are to be made, the aggregate  amount allocable to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the
Rounding  Account for that series on the prior  distribution  date,  and then the  remainder of such  allocable amount,  if any, will be similarly  rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate  Principal  Balance of that class of Random Insured
Lot Certificates.  This process will continue on succeeding  distribution dates until the Certificate Principal
Balance of that  class of Random Lot  Insured  Certificates  has been  reduced  to zero.  Thus,  the  aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance of that  class of Random Lot  Insured
Certificates  on each  distribution  date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions  made in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series,  through any  distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

        Notwithstanding  any  provisions in this term sheet  supplement to the contrary,  on each  distribution date  following  the  first  distribution  date on which any  Realized  Losses  are  allocated  to the  Insured
Certificates  of any series,  including any Realized  Losses  allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution  in reduction of the Certificate  Principal  Balance of the
Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates  in accordance with the  outstanding  Certificate  Principal  Balance  and will not be made in  integral  multiples  of  $1,000  or pursuant to requested distributions or mandatory distributions by random lot.

        There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate  of any series who has submitted a request for a  distribution  will receive the  distribution  at any  particular  time after the distribution  is  requested,  since there can be no  assurance  that funds will be  available  for making those distributions  on any  particular  distribution  date,  or, even if funds are  available  for making  principal distributions on that class of Random Lot Insured  Certificates,  that such  distributions  will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for mandatory  distributions  described below under "--Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates,"  there can be no  assurance  that on any  distribution  date on which the funds  available  for  distribution  in respect  of  principal  of that  class of Random Lot  Insured
Certificates  exceed the aggregate  amount of distributions  requested by beneficial  owners of certificates of that class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.
THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE  PRINCIPAL  BALANCE FOR ANY PARTICULAR RANDOM
LOT INSURED  CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A
LIVING  HOLDER,  IS HIGHLY  UNCERTAIN  AND MAY BE MADE  EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A
BENEFICIAL OWNER OF THAT CERTIFICATE.

        Priority  of  Requested  Distributions.  Subject  to the  limitations  described  in  this  term  sheet supplement,  including  the timing and the order of the receipt of the request for  distributions  as described below under  "--Procedure  for Requested  Distributions,"  beneficial  owners of any class of Random Lot Insured
Certificates  of any  series  have  the  right  to  request  that  distributions  be made in  reduction  of the
Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which  distributions in reduction  of the  Certificate  Principal  Balance of any class of Random Lot  Insured  Certificates  are made, those  distributions  will be made in the  following  order of  priority  among the  beneficial  owners of that class: (i) any request by a Deceased  Holder,  in an amount up to but not exceeding  $100,000 per request;  and
(ii) any request by a Living  Holder,  in an amount up to but not  exceeding  $10,000 per request.  Thereafter, distributions  will be made as  provided  in clauses (i) and (ii) above up to a second  $100,000  and  $10,000, respectively.  This sequence of priorities will be repeated for each request for principal  distributions  made by the  beneficial  owners  of any  class of Random  Lot  Insured  Certificates  of any  series  until all such requests have been honored.

        Procedure  for Requested  Distributions.  Under the current  procedures of DTC, a beneficial  owner may request  that  distributions  in  reduction  of the  Certificate  Principal  Balance of its Random Lot  Insured
Certificates  be made on a distribution  date by delivering a written  request for those  distributions  to the participant or indirect  participant  that maintains the beneficial  owner's account with respect to that class of  Random  Lot  Insured  Certificates  so that such  request  is  received  by the  trustee  from DTC on DTC's
"participant  terminal  system" on or before the close of business on the last  business  day of the month next preceding the month in which the related  distribution  date occurs,  or the record date for such  distribution date.  In the case of a request  on behalf of a  Deceased  Holder,  appropriate  evidence  of death and any tax waivers are required to be forwarded to the participant  under separate cover.  Furthermore,  those requests of
Deceased  Holders that are incomplete may not be honored by the  participant.  The participant  shall forward a certification  satisfactory  to the trustee for that series  certifying the death of the  beneficial  owner and the receipt of the appropriate  death and tax waivers.  The participant  should in turn make the request of DTC
(or, in the case of an indirect  participant,  such firm must notify the related  participant  of such request, which participant  should make the request of DTC) on DTC's participant  terminal system.  The trustee will not accept a  request  from a person  other  than DTC.  DTC may  establish  such  procedures  as it deems  fair and equitable to establish  the order of receipt of requests for those  requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or  withdrawals  of those  distributions  to the  trustee  or for any  changes  made to the procedures  described herein by DTC, any participant or any indirect  participant.  Requests for  distributions are to be  honored  in the  order of  their  receipt  (subject  to the  priorities  described  in the  previous paragraph).  The exact  procedures  to be  followed by the trustee  for  purposes of  determining  the order of receipt of such requests will be those  established  from time to time by DTC.  Requests for  distributions  of principal  received by DTC and forwarded to the trustee on DTC's  participant  terminal system after the record date for such  distribution date and requests for principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for distributions on the next succeeding  distribution  date and each succeeding  distribution date thereafter until each request is accepted or is withdrawn as described below.  Each request for  distributions in reduction of the Certificate  Principal
Balance of a Random Lot Insured  Certificate of any series  submitted by a beneficial owner of that certificate will be held on DTC's  participant  terminal  system until such request has been accepted by the trustee or has been  withdrawn by the  participant  in writing.  Each Random Lot Insured  Certificate of any series covered by that request  will  continue to bear  interest at the related  pass-through  rate through the Interest  Accrual
Period related to such distribution date.

        In the case of a request  on  behalf of a  Deceased  Holder,  the  related  participant  shall  forward certification  satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax  waivers.  Random  Lot  Insured  Certificates  of any series  beneficially  owned by tenants by the entirety,  joint tenants or tenants in common will be considered to be  beneficially  owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common will be deemed to be the death of the  beneficial  owner,  and the Random Lot  Insured  Certificates  of any series so  beneficially owned will be eligible to request  priority  with respect to  distributions  in  reduction  of the  Certificate
Principal Balance of those certificates,  subject to the limitations stated in this term sheet supplement.  Any
Random Lot Insured  Certificates  beneficially  owned by a trust will be considered to be beneficially owned by each  beneficiary of the trust to the extent of such  beneficiary's  beneficial  interest in that trust, but in no event  will a  trust's  beneficiaries  collectively  be  deemed  to be  beneficial  owners  of a  number  of
Individual  Insured  Certificates  greater than the number of  Individual  Insured  Certificates  of which such trust is the  owner.  The death of a  beneficiary  of a trust  will be  deemed to be the death of a  beneficial owner of the Random Lot  Insured  Certificates  of any series  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust.  The death of an individual who was a tenant by the  entirety,  joint tenant or tenant in common in a tenancy  which is the  beneficiary  of a trust will be deemed  to be the  death  of the  beneficiary  of the  trust.  The  death of a person  who,  during  his or her lifetime,  was  entitled to  substantially  all of the  beneficial  ownership  interests  in Random Lot Insured
Certificates  of any  series  will be  deemed  to be the death of the  beneficial  owner of those  certificates regardless  of  the  registration  of  ownership,  if  that  beneficial  interest  can  be  established  to the satisfaction of the  participant.  Such beneficial  interest will be deemed to exist in typical cases of street name or  nominee  ownership,  ownership  by a  trustee,  ownership  under the  Uniform  Gift to Minors  Act and community  property or other joint  ownership  arrangements  between a husband  and wife.  Beneficial  interest shall  include the power to sell,  transfer or  otherwise  dispose of a Random Lot Insured  Certificate  of any series and the right to receive the  proceeds  therefrom,  as well as interest and  distributions  of principal with respect thereto.  As used in this term sheet supplement,  a request for a distribution in reduction of the
Certificate  Principal  Balance of a Random Lot Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal  representative,  surviving tenant by the entirety,  surviving joint tenant or a surviving tenant in common of the Deceased Holder.

        With  respect to Random Lot  Insured  Certificates  of any series as to which  beneficial  owners  have requested  distributions to be made on a particular  distribution date and on which  distributions of principal are being made, the trustee will notify DTC prior to that distribution  date whether,  and the extent to which, those  certificates  have been  accepted for  distributions.  Participants  and indirect  participants  holding
Random Lot Insured  Certificates  of any series are required to forward such notices to the  beneficial  owners of those certificates.  Individual Insured  Certificates that have been accepted for a distribution will be due and payable on the  applicable  distribution  date and will cease to bear interest  after the Interest  Accrual
Period related to such distribution date.

        Any  beneficial  owner  of a  Random  Lot  Insured  Certificate  of any  series  who  has  requested  a distribution  may withdraw its request by so notifying in writing the participant or indirect  participant that maintains  that  beneficial  owner's  account.  In the event that such  account is  maintained  by an  indirect participant,  the  indirect  participant  must notify the related  participant  which in turn must  forward the withdrawal of such request,  on DTC's  participant  terminal system.  If that notice of withdrawal of a request for  distribution has not been received on DTC's  participant  terminal system on or before the record date for such  distribution  date, the previously made request for distribution  will be irrevocable with respect to the making of  distributions  in  reduction  of the  Certificate  Principal  Balance  of that  Random  Lot  Insured
Certificate on the applicable distribution date.

        Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates.  To the extent, if any,  that  distributions  in  reduction  of the  Certificate  Principal  Balance  of that  class of Insured
Certificates  on a distribution  date exceed the  outstanding  Certificate  Principal  Balance of that class of
Random Lot  Insured  Certificates  with  respect  to which  distribution  requests  have been  received  by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to Individual
Insured   Certificates   will  be  selected  to  receive   principal   distributions  in  accordance  with  the
then-applicable  established random lot procedures of DTC, and the  then-applicable  established  procedures of the  participants  and  indirect  participants,  which may or may not be by random lot. No prior notice will be provided  by the  depositor,  the master  servicer,  the  related  Certificate  Insurer  or the  trustee to the beneficial owners of the Random Lot Insured  Certificates of that class for those  distributions made by random lot.  Investors may ask those  participants  or indirect  participants  what  allocation  procedures  they use.
Participants  and indirect  participants  holding  Random Lot Insured  Certificates  of that class selected for mandatory  distributions  of principal are required to provide notice of those mandatory  distributions  to the affected beneficial owners.

               PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

        Holders of each class of the Class M  Certificates  of each  series will be entitled to receive on each distribution  date,  to the extent of the portion of the  Available  Distribution  Amount for the related  loan group,  in the case of a Stacked  Transaction,  and each  loan  group,  in the case of a  Crossed  Transaction, remaining after:

o   the  sum of the  Senior  Interest  Distribution  Amounts  and  Senior  Principal  Distribution  Amounts  is
    distributed;

o   reimbursement  is made to the master  servicer for some Advances on the mortgage  loans in the related loan group remaining  unreimbursed  following the final  liquidation of the related  mortgage loan to the extent described below under "--Advances";

o   the aggregate  amount of Accrued  Certificate  Interest and  principal  required to be  distributed  to any class of  related  Class M  Certificates,  in the case of a  Stacked  Transaction  and any class of Class M
    Certificates,  in the case of a Crossed Transaction,  having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates;

o   the aggregate amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M
    Certificates on that distribution date is distributed to those Class M Certificates;

o   a distribution allocable to principal in the sum of the following:

(i)     such class's pro rata share, based on the Certificate  Principal Balance of each class of related Class
        M Certificates and Class B Certificates,  in the case of a Stacked Transaction, and each class of Class
        M and Class B Certificates,  then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1)     the principal  portion of all scheduled  monthly  payments on the related mortgage loans due during the related Due Period,  whether or not received on or prior to the related determination date, less the principal portion of Debt Service  Reductions,  which together with other related Bankruptcy
               Losses for that series are in excess of the related Bankruptcy Amount for that series;

(2)     the principal  portion of all proceeds of the repurchase of a related  mortgage loan or, in the case of a substitution,  amounts representing a principal adjustment, as required by the related pooling and servicing agreement during the preceding calendar month; and

(3)     the principal  portion of all other  unscheduled  collections on the related mortgage loans,  including
               Subsequent  Recoveries,  received  during  the  preceding  calendar  month,  other than full and partial  mortgagor  prepayments and any amounts received in connection with a Final  Disposition of a related  mortgage loan described in clause (ii) below,  to the extent applied as recoveries of principal;

(ii)    that class' pro rata share,  based on the Certificate  Principal Balance of each class of related Class
        M Certificates and Class B Certificates,  in the case of a Stacked Transaction,  and of the Class M and
        Class B Certificates,  in the case of a Crossed Transaction,  then outstanding, of all amounts received in connection  with the Final  Disposition of a related  mortgage  loan,  (x) that occurred  during the preceding  calendar  month and (y) in the case of an  Excess  Transaction,  that did not  result in any related Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or Extraordinary
        Losses,  to the extent  applied as recoveries  of principal and to the extent not otherwise  payable to the related Senior Certificates;

(iii)   the portion of  mortgagor  prepayments  in full on the related  mortgage  loans made by the  respective mortgagors during the related  Prepayment  Period and the portion of partial  mortgagor  prepayments on the related  mortgage  loans made by the  respective  mortgagors  during the preceding  calendar  month allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv)    if that class is the most senior class of related  certificates,  in the case of a Stacked Transaction, and most senior class of certificates,  in a Crossed Transaction,  then outstanding, with a Certificate
        Principal  Balance  greater than zero,  an amount  equal to the related  Excess  Subordinate  Principal
        Amount for that series, if any, to the extent of related Eligible Funds for that series; minus

(v)     the Capitalization  Reimbursement  Amount for that loan group on such distribution date multiplied by a fraction,  the numerator of which is the principal  distribution amount for such class of related Class
        M  Certificates,  without giving effect to this clause (v), and the  denominator of which is the sum of the principal  distribution  amounts for all classes of  certificates  of that series  derived from the related  Available  Distribution  Amount  without  giving  effect  to any  reductions  for the  related
        Capitalization Reimbursement Amount.

        References  in this term sheet  supplement  to "payment  priority" of the Class M  Certificates  of any series  refer to a payment  priority  among those  classes of  certificates  as  follows:  (a) in the case of a
Stacked  Transaction,  first,  to the  related  Class  M-1  Certificates;  second,  to the  related  Class  M-2
Certificates;  and third, to the related Class M-3 Certificates,  and (b) in the case of a Crossed Transaction, first,  to the Class M-1  Certificates;  second,  to the Class M-2  Certificates;  and third,  to the Class M-3
Certificates.

        As to each  class  of Class M  Certificates  of any  series,  on any  distribution  date,  any  Accrued
Certificate  Interest  thereon  remaining unpaid from any previous  distribution  date will be distributable to the extent of the related  Available  Distribution  Amount  available  for that  purpose.  Notwithstanding  the foregoing,  if the  Certificate  Principal  Balances  of the  related  Class B  Certificates,  in the case of a
Stacked Transaction, and the Class B Certificates,  in the case of a Crossed Transaction,  have been reduced to zero, on any  distribution  date, with respect to the class of related Class M  Certificates,  in the case of a
Stacked  Transaction,  and Class M  Certificates,  in the case of a Crossed  Transaction,  outstanding  on that distribution  date with a Certificate  Principal  Balance  greater than zero with the lowest payment  priority,
Accrued  Certificate  Interest  thereon  remaining  unpaid  from any  previous  distribution  date  will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement.

        All mortgagor  prepayments  on the mortgage  loans in a loan group not otherwise  distributable  to the related  Senior  Certificates  of that series will be  allocated on a pro rata basis among the class of related
Class M  Certificates,  in the  case of a  Stacked  Transaction,  and  Class M  Certificates,  in the case of a
Crossed  Transaction,  of that series with the highest  payment  priority then  outstanding  with a Certificate
Principal  Balance  greater  than  zero and each  other  class of  related  Class M  Certificates  and  Class B
Certificates,  in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates,  in the
case of a Crossed  Transaction,  of that series for which certain loss levels established for that class in the pooling and  servicing  agreement  have not been  exceeded.  The related  loss level on any  distribution  date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates  of that series,  respectively,  only if the sum of the current  percentage  interests in the related mortgage loans evidenced by that class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial percentage  interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

        As stated above under "--Principal  Distributions on the Senior  Certificates,"  the Senior  Accelerated
Distribution  Percentage  for each group will be 100% during the first  seven  years  after the  closing  date, unless,

o       the Certificate  Principal Balances of the Senior Certificates of that series, in the case of a Crossed
    Transaction  and the  Certificate  Principal  Balances of the related Senior  Certificates in the case of a
    Stacked Transaction, are reduced to zero before the end of that seven year period or

o       the weighted  average of the  Subordinate  Percentages  for all loan  groups,  in the case of a Crossed
    Transaction  and  the  Subordinate  Percentages  of the  related  loan  groups  in the  case  of a  Stacked
    Transaction,  has doubled as described in the definition of "Senior  Accelerated  Distribution  Percentage"
    and the related loss and delinquency conditions are met,

and will thereafter equal 100% whenever the weighted  average of the Senior  Percentages for all loan groups in the case of a Crossed  Transaction  weighted  on the basis of the Stated  Principal  Balances  of the  mortgage loans in the related loan groups,  exceeds the weighted average of the initial Senior  Percentages,  calculated on such  basis or, in the case of a Stacked  Transaction,  the  Senior  Percentage  of the  related  loan group exceeds the initial  Senior  Percentage  of the related  loan group.  Furthermore,  as  described  in this term sheet  supplement,  subject  to the  events  described  above,  the  related  Senior  Accelerated  Distribution
Percentage  will exceed the related Senior  Percentage  during the eighth through  eleventh years following the closing  date for that  series,  and  scheduled  reductions  to the  related  Senior  Accelerated  Distribution
Percentage  may be  postponed  due to the  loss and  delinquency  experience  of the  related  mortgage  loans.
Accordingly,  each class of the Class M Certificates  will not be entitled to any mortgagor  prepayments on the related  mortgage  loans for at least the first seven years after the closing date for that series,  unless the weighted  average of the Subordinate  Percentages for all loan groups in the case of a Crossed  Transaction and the Subordinate  Percentage of the related loan group in the case of a Stacked  Transaction has doubled and the related loss and delinquency  conditions are met, or the Certificate  Principal  Balances of the related Senior
Certificates  of that  series  have been  reduced to zero  before the end of such  period and, in the case of a
Crossed  Transaction,  the mortgagor  prepayments from the related loan group are not payable to the holders of the Senior Certificates  relating to the other loan groups as described under "--Principal  Distributions on the
Senior  Certificates--Cross-Collateralization  Mechanics  in a Crossed  Transaction"  above,  and may receive no mortgagor  prepayments or a disproportionately  small portion of mortgagor  prepayments relative to the related
Class M Percentage  during certain periods after this seven year period.  See "--Principal  Distributions on the
Senior Certificates" in this term sheet supplement.

        ALLOCATION OF LOSSES; SUBORDINATION

        The subordination  provided to the Senior  Certificates by the related Class B Certificates and Class M
Certificates,  in the case of a Stacked Transaction, and the Class B Certificates and Class M Certificates,  in
the case of a Crossed  Transaction,  and the  subordination  provided to each class of Class M Certificates  by the related Class B Certificates and by any class of related Class M Certificates  subordinate  thereto, in the case of a  Stacked  Transaction,  and by the  Class B  Certificates  and by any  class of Class M  Certificates subordinate  thereto,  in the case of a Crossed  Transaction,  will cover Realized Losses on the mortgage loans included in the trust  established  for that series that are Defaulted  Mortgage  Losses,  Fraud Losses,
Bankruptcy  Losses and Special Hazard Losses.  Any Realized  Losses on the mortgage loans  included in the trust established  for any series and, in the case of an Excess  Transaction, which are not Excess Special Hazard
Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary Losses, will be allocated as follows:

in the case of a Stacked Transaction,

o   first, to the related Class B Certificates;

o   second, to the related Class M-3 Certificates;

o   third, to the related Class M-2 Certificates; and

o   fourth, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o   first, to the Class B Certificates;

o   second, to the Class M-3 Certificates;

o   third, to the Class M-2 Certificates; and

o   fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero;
and thereafter,  among all the remaining classes of related Senior Certificates on a pro rata basis;  provided, however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of
Super Senior  Certificates  of that series will be allocated to the related class or classes of Senior  Support
Certificates  of  that  series  until  the  Certificate   Principal  Balance  of  the  related  Senior  Support
Certificates  has been  reduced  to zero,  as and to the  extent  described  in any final  term  sheet for that series.  Subject to any  applicable  limitations,  Realized  Losses on the mortgage loans included in the trust established  for any series with a class of Insured  Certificates  that are  allocated to that class of Insured
Certificates will be covered by the applicable financial guaranty insurance policy.

        On any distribution date,  Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

        Investors in the Senior  Certificates of a Crossed Transaction should be aware that because the Class M
Certificates  and Class B  Certificates  represent  interests in all loan  groups,  the  Certificate  Principal
Balances  of the  Class M  Certificates  and Class B  Certificates  could be  reduced  to zero as a result of a disproportionate  amount of  Realized  Losses on the  mortgage  loans in one or more  loan  groups.  Therefore, notwithstanding  that  Realized  Losses on the  mortgage  loans in a loan  group may only be  allocated  to the related Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates of Realized
Losses on the  mortgage  loans in the other loan groups will reduce the  subordination  provided to such Senior
Certificates  by the Class M Certificates  and Class B Certificates  and increase the likelihood  that Realized
Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

        Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

o   its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided  that, in the case of a Crossed Transaction,  no reduction shall reduce the aggregate  Certificate  Principal Balance of the  certificates  below the aggregate  Stated  Principal  Balance of the mortgage loans included in the trust  established for that series,  and, in the case of a Stacked  Transaction,  the related  certificates representing the related loan group below the aggregate  Stated Principal  Balance of the mortgage loans in that loan group; and

o   the Accrued  Certificate  Interest  thereon,  in the case of the interest  portion of the Realized Loss, by the amount so allocated as of the  distribution  date  occurring in the month  following the calendar month in which the Realized Loss was incurred.

        In addition,  any  allocation  of a Realized  Loss to a Class M  Certificate  of any series may also be made by operation of the payment  priority to the related Senior  Certificates  of that series  described under
"--Principal  Distributions on the Senior  Certificates"  and any class of related Class M Certificates,  in the case of a Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction,  with a higher payment priority.

        As used in this term sheet supplement,  subordination  refers to the provisions discussed above for the sequential  allocation  of Realized  Losses on the mortgage  loans  included in the trust  established  for any series among the various classes of  certificates  for that series,  as well as all provisions  effecting those allocations  including the  priorities  for  distribution  of cash flows in the amounts  described in this term sheet supplement.

        In instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related series, the master  servicer  or  subservicer  may permit  servicing  modifications  of the  mortgage  loan rather than proceeding  with  foreclosure,  as  described  under  "Description  of the  Certificates--Collection  and  Other
Servicing  Procedures" in the related base prospectus.  However,  the master  servicer's and the  subservicer's ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan  only once  during  the life of a  mortgage  loan.  Any  amounts  added to the  principal  balance  of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the  remaining  term of the mortgage  loan.  All  capitalizations  are to be  implemented  in  accordance  with
Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the  master  servicer  for that  purpose.  The  final  maturity  of any  mortgage  loan  included  in the trust established  for any  series  shall not be  extended  beyond  the final  scheduled  distribution  date for that series.  No  servicing  modification  with  respect to a mortgage  loan will have the  effect of  reducing  the mortgage rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off date,  but not less than the  applicable  servicing fee rate.  Further,  the aggregate  current  principal  balance of all mortgage loans  included  in the trust  established  for any series  subject to  modifications  can be no more than five percent  (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the  cut-off  date for that series,  but this limit may  increase  from time to time with the  consent of the rating  agencies  rating that series of certificates.

        Any Advances made on any mortgage loan will be reduced to reflect any related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage loan will be deemed not reduced by any servicing  modification,  so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

        Allocations of the principal  portion of Debt Service  Reductions for any series to each class of Class
M Certificates  and Class B Certificates of that series will result from the priority of  distributions  of the related  Available  Distribution  Amount for that  series as  described  in this term sheet  supplement,  which distributions  shall  be  made  first  to the  related  Senior  Certificates,  second  to the  related  Class M
Certificates,  in the case of a  Stacked  Transaction,  and  Class M  Certificates,  in the  case of a  Crossed
Transaction,  in the order of their  payment  priority and third to the related  Class B  Certificates,  in the case of a Stacked Transaction,  and Class B Certificates,  in the case of a Crossed Transaction.  An allocation of the interest portion of a Realized Loss as well as the principal  portion of Debt Service  Reductions on the mortgage  loans  included in the trust  established  for any series will not reduce the level of  subordination for that  series,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof has been  actually  disbursed  to the  Senior  Certificateholders  or the  Class M  Certificateholders  of that series, as applicable.

        The holders of the offered  certificates  will not be entitled to any additional  payments with respect to Realized Losses from amounts  otherwise  distributable on any classes of certificates  subordinate  thereto.
Accordingly,  the subordination  provided to the related Senior Certificates of any series and to each class of related Class M Certificates , in the case of a Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction,  by the respective classes of certificates  subordinate thereto with respect to Realized
Losses on the mortgage  loans in the related loan group  allocated  on any  distribution  date will be effected primarily by increasing  the related  Senior  Percentage,  or the respective  Class M  Certificates'  allocable share, of future  distributions of principal of the remaining  mortgage loans in the related loan group.  Thus, the Senior  Certificates  will bear the entire amount of losses on the mortgage loans in the related group that are not  allocated  to the related  Class M  Certificates  and Class B  Certificates,  in the case of a Stacked
Transaction,  and Class M Certificates and Class B Certificates,  in the case of a Crossed Transaction, of that series,  which losses will be allocated among all classes of certificates in the related  Certificate  Group as described in this term sheet supplement.

        The related  Senior  Percentage of any, in the case of an Excess  Transaction,  Excess  Special  Hazard
Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses or other losses on a mortgage loan of a type not  covered by  subordination  will be  allocated  as follows:  among the  related  Certificate
Group,  the Class M  Certificates  and the Class B  Certificates.  Any  Realized  Losses  so  allocated  to the related  Senior  Certificates  in any loan group or the related Class M  Certificates  or Class B  Certificates will be allocated  without  priority among the various  classes of related Senior  Certificates  or the related
Class M Certificates or the related Class B Certificates;  provided,  however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of Super Senior  Certificates of that series will be  allocated  to the related  class or classes of Senior  Support  Certificates  of that series until the
Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series.

        An  allocation of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  of any series or any  Certificate  Group means an allocation to each of those classes of certificates on the basis of its then  outstanding  Certificate  Principal  Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an  allocation  of the  principal  portion  of a  Realized  Loss on the related mortgage loans, or based on the Accrued  Certificate  Interest thereon in respect of that  distribution date in the case of an allocation of the interest  portion of a Realized  Loss on the related  mortgage  loans;
provided that in determining  the  Certificate  Principal  Balance of any class of Accrual  Certificates of any series for the purpose of  allocating  any portion of a Realized  Loss on the related  mortgage  loans to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

o       the original Certificate Principal Balance of those certificates, and

o       the Certificate  Principal Balance of those  certificates prior to giving effect to distributions to be made on that distribution date.

        In order to  maximize  the  likelihood  of  distribution  in full of the Senior  Interest  Distribution
Amounts and Senior Principal  Distribution  Amounts for each loan group, on each distribution  date, holders of related  Senior  Certificates  of  each  series  have  a  right  to  distributions  of  the  related  Available
Distribution  Amount that is prior to the rights of the holders of the related Class M  Certificates  and Class
B Certificates  of that series,  to the extent  necessary to satisfy the related Senior  Interest  Distribution
Amount and Senior  Principal  Distribution  Amount.  Similarly,  holders  of the Class M  Certificates  of each series  have a right to  distributions  of the related  Available  Distribution  Amount  prior to the rights of holders of the Class B  Certificates  and  holders of any class of Class M  Certificates  with a lower  payment priority  of that  series.  In  addition,  and except is  otherwise  set forth in any final term sheet for that class or those  classes,  holders of any class or classes of Super Senior  Certificates  will have a right,  on each  distribution  date  occurring on or after the Credit  Support  Depletion  Date for that  series,  to that portion of the related  Available  Distribution  Amount otherwise  allocable to the related class or classes of
Senior Support  Certificates to the extent necessary to satisfy the Accrued  Certificate  Interest on the Super
Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

        The  application of the related Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds the related Senior  Percentage,  to determine the related  Senior  Principal  Distribution  Amount will accelerate  the  amortization  of the  related  Senior  Certificates  in the  aggregate  relative to the actual amortization  of the  mortgage  loans  in the  related  loan  group.  To the  extent  that the  related  Senior
Certificates  for any series in the aggregate are amortized  faster than the mortgage loans in the related loan group, in the absence of offsetting  Realized Losses  allocated to the related Class M Certificates and Class B
Certificates,  the percentage  interest evidenced by those related Senior  Certificates in that loan group will be  decreased,  with a  corresponding  increase  in the  interest in that loan group  evidenced  by the Class M
Certificates  and the Class B  Certificates,  thereby  increasing,  relative  to their  respective  Certificate
Principal  Balances,  the subordination  afforded those Senior Certificates by the related Class M Certificates and the Class B  Certificates  of that loan group  collectively.  In addition,  if losses on the mortgage loans in the  related  loan group  exceed the  amounts  described  in this term sheet  supplement  under  "--Principal
Distributions  on the Senior  Certificates,"  a greater  percentage of full and partial  mortgagor  prepayments will be allocated to the related Senior  Certificates  of that series in the aggregate than would  otherwise be the case, thereby  accelerating the amortization of those Senior  Certificates  relative to the related Class M
Certificates and Class B Certificates of that series.

        With regards to any Crossed  Transaction,  prior to the occurrence of the Credit Support Depletion Date but after the reduction of the  Certificate  Principal  Balances of the Senior  Certificates  related to a loan group to zero,  the  remaining  related  Senior  Certificates  will be entitled to receive,  in addition to any mortgagor  prepayments related to such certificates'  respective loan group, 100% of the mortgagor  prepayments on the mortgage  loans in the loan groups  related to the Senior  Certificates  that have been reduced to zero, subject  to certain  conditions  as  described  under  "--Principal  Distributions  on the Senior  Certificates--
Cross-Collateralization  Mechanics in a Crossed  Transaction,"  thereby  accelerating  the amortization of such
Senior  Certificates  relative  to the Class M-1,  Class M-2,  Class  M-3,  Class B-1,  Class B-2 and Class B-3
Certificates.

        The priority of payments,  including  principal  prepayments related to that loan group established for any series,  among the Class M Certificates of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of Realized Losses,  of decreasing the percentage  interest evidenced by any class of related Class M Certificates  with a higher  payment  priority,  thereby  increasing, relative to its Certificate  Principal Balance,  the subordination  afforded to that class of the related Class
M Certificates by the related Class B Certificates  and any class of related Class M Certificates  with a lower payment priority of that series.

        In a Crossed  Transaction which is an Excess  Transaction,  the Special Hazard Amount will be an amount acceptable  to each rating  agency  rating any  certificates  of that series.  As of any date of  determination following the cut-off date for any series,  the Special  Hazard Amount shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination  relating to Special Hazard Losses on the mortgage  loans included in the trust for that series.  In addition,  the Special Hazard Amount will be further reduced  from time to time to an  amount,  if  lower,  that is not less  than 1% of the  outstanding  principal balance of the mortgage loans.

        In a Stacked Transaction which is an Excess Transaction,  the Special Hazard Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any  certificates  of that series.  As of any date of determination  following the cut-off date for any series,  the Special Hazard Amount shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination  relating to
Special  Hazard  Losses on the related  loan group.  In  addition,  the Special  Hazard  Amount will be further reduced  from time to time to an  amount,  if  lower,  that is not less  than 1% of the  outstanding  principal balance of the related mortgage loans.

        In a Crossed  Transaction  which is an Excess  Transaction,  the Fraud  Loss  Amount  will be an amount acceptable to each rating agency rating any  certificates  of that series,  and in a Stacked  Transaction,  the
Fraud Loss Amount for each loan group of any series will be an amount  acceptable  to each rating agency rating any  certificates  of that  series.  The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance  with the terms of the pooling and servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

        In a Crossed  Transaction  which is an Excess  Transaction,  the  Bankruptcy  Amount  will be an amount acceptable  to each rating  agency  rating any  certificates  of that series.  As of any date of  determination prior to the first  anniversary  of the cut-off  date for that  series,  the  Bankruptcy  Amount will equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination  for such losses with  respect to the  mortgage  loans  included  in the trust  established  for that  series up to such date of determination.  As of any date of determination  on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) the Bankruptcy  Amount for that series as of the  business  day next  preceding  the most recent  anniversary  of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing  agreement,  which amount as  calculated  will  provide  for a reduction  in the  Bankruptcy  Amount,  over (2) the  aggregate  amount of
Bankruptcy  Losses  with  respect to the  mortgage  loans  included  in the trust  established  for that series allocated  solely to any Class M  Certificates  or Class B Certificates  of that series  through  subordination since that anniversary.

        In a Stacked Transaction which is an Excess  Transaction,  the Bankruptcy Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any  certificates  of that series.  As of any date of determination  prior to the first  anniversary of the cut-off date for that series,  the Bankruptcy
Amount  will  equal the  initial  amount  for that loan group  less the sum of any  amounts  allocated  through subordination  for such losses with respect to the related loan group up to such date of  determination.  As of any  date of  determination  on or after  the  first  anniversary  of the  cut-off  date  for any  series,  the
Bankruptcy  Amount for each loan group will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy
Amount for that loan group as of the business day next  preceding  the most recent  anniversary  of the cut-off date for that  series and (b) an amount  calculated  under the terms of the pooling  and  servicing  agreement, which amount as  calculated  will  provide for a reduction in the  Bankruptcy  Amount,  over (2) the  aggregate amount of  Bankruptcy  Losses with respect to the related loan group  allocated  solely to any related  Class M
Certificates or Class B Certificates of that series through subordination since that anniversary.

        Notwithstanding  the foregoing,  the  provisions  relating to  subordination  will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o   the  master  servicer  is  diligently  pursuing  any  remedies  that  may  exist  in  connection  with  the representations and warranties made regarding the related mortgage loan; and

    either:

o   the related mortgage loan is not in default with regard to payments due thereunder; or

o   delinquent  payments of principal  and  interest  under the related  mortgage  loan and any premiums on any applicable  primary hazard insurance policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

        In the case of an Excess  Transaction,  the Special  Hazard  Amount,  Fraud Loss Amount and  Bankruptcy
Amount for each loan group in a Stacked  Transaction  and for the mortgage loans in a Crossed  Transaction  may
be  further   reduced  as  described   in  the  related   base   prospectus   under   "Description   of  Credit
Enhancement--Subordination."

        Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any series,  the related financial  guaranty  insurance policy,  subject to any applicable  limitations set forth therein,  will cover the interest and  principal  portions of all  Realized  Losses on the mortgage  loans in the related loan group and  allocated  thereto.  If such  payments  are not  required  to be made  under the  related  financial guaranty  insurance  policy or are not made as required under the policy for any series,  such Realized  Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

               ADVANCES

        Prior to each  distribution  date,  the master  servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

        These Advances are required to be made on the mortgage loans included in the trust  established for any series  only to the  extent  they are  deemed by the  master  servicer  to be  recoverable  from  related  late collections,  Insurance  Proceeds,  Liquidation  Proceeds  or amounts  otherwise  payable to the holders of the related Class B Certificates or Class M  Certificates,  in the case of a Stacked  Transaction,  and the Class B or Class M  Certificates,  in the case of a Crossed  Transaction.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an  assessment  of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather  than to  guarantee  or insure  against  Realized  Losses.  The master servicer  will not be required to make any  Advances  with respect to  reductions  in the amount of the monthly payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar legislation  or  regulations.  Any  failure by the master  servicer  to make an Advance as  required  under the pooling and servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master  servicer on a first  priority  basis from either (a) late  collections,  Insurance  Proceeds and
Liquidation  Proceeds  from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any
Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related mortgage loan,  from  any  amounts  otherwise  distributable  on any of the  related  Class B  Certificates  or  Class M
Certificates,  in the case of a Stacked Transaction, and the Class B or Class M Certificates,  in the case of a
Crossed  Transaction,  provided,  however,  that, in the case of an Excess Transaction,  any Advances that were made with respect to  delinquencies  which  ultimately  were  determined to be Excess  Special  Hazard  Losses,
Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses are reimbursable to the master servicer out of any funds in the Custodial  Account in respect of the related loan group prior to  distributions  on any of the related  certificates  and the amount of those  losses will be allocated as described in this term sheet supplement.

        The effect of these  provisions on any class of the Class M Certificates  is that,  with respect to any
Advance on the related  mortgage  loans which  remains  unreimbursed  following  the final  liquidation  of the related  mortgage  loan,  the entire  amount of the  reimbursement  for that Advance will be borne first by the holders of the related  Class B  Certificates  or any class of related Class M  Certificates,  in the case of a
Stacked  Transaction,  and of the Class B Certificates or any class of Class M  Certificates,  in the case of a
Crossed  Transaction,  in each case having a lower  payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable to those classes,  and then by the holders of that class of Class M
Certificates,  except as provided  above,  to the extent of the amounts  otherwise  distributable  to them.  In addition,  if the Certificate  Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero,  any Advances  related to any loan group  previously  made which are deemed by the master servicer to be nonrecoverable  from related late collections,  Insurance Proceeds and Liquidation  Proceeds may
be reimbursed to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group prior to distributions on the Senior Certificates.

        The pooling and  servicing  agreement  for any series will provide  that the master  servicer may enter into a facility with any person which  provides  that such person,  or the  advancing  person,  may directly or indirectly  fund Advances  and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation
to  fund  these  Advances   and/or   Servicing   Advances.   No  facility  will  require  the  consent  of  any
certificateholders  or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be reimbursed to the  advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master  servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master servicer,  and without being  subject to any right of offset that the trustee or the trust might have  against the master  servicer or any successor master servicer.

               RESIDUAL INTERESTS

        Holders of the Class R  Certificates  will be  entitled  to  receive  any  residual  cash flow from the mortgage pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments  other than their nominal  principal  amount and accrued  interest on that amount unless the aggregate amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate  amount payable to the other  certificateholders,  which is highly unlikely.  A holder of Class R Certificates  will not have a right to alter the structure of this  transaction.  The Class R  Certificates  may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

        GENERAL

        The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o   the rate and timing of principal payments on the related mortgage loans,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

o   the allocation of principal payments among the various classes of offered certificates of that series;

o   realized losses and interest shortfalls on the related mortgage loans;

o   the pass-through rate on the offered certificates of that series;

o   with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy; and

o   the purchase price paid for the offered certificates of that series.

        For  additional  considerations  relating  to  the  yield  on  the  offered  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               PREPAYMENT CONSIDERATIONS

        The yields to maturity and the aggregate  amount of  distributions  on the offered  certificates of any series will be affected  by the rate and timing of  principal  payments  on the  related  mortgage  loans.  The yields may be  adversely  affected  by a higher or lower than  anticipated  rate of  principal  payments on the related  mortgage  loans.  The  rate of  principal  payments  on the  related  mortgage  loans  will in turn be affected by the  amortization  schedules of those mortgage loans,  including any initial interest only periods, the rate and  timing of  mortgagor  prepayments  on the  related  mortgage  loans,  liquidations  of  defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments,  liquidations  and purchases of the related  mortgage loans may  significantly  affect the yield to an investor in that series of  certificates,  even if the average rate of principal  payments  experienced over time is consistent with an investor's  expectation.  In addition, the rate of prepayments of the mortgage  loans and the yields to investors on the related  certificates  may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under
"Maturity  and  Prepayment  Considerations"  in the  related  base  prospectus.  Since  the rate and  timing of principal  payments  on the  mortgage  loans  will  depend on future  events and on a variety  of  factors,  as described in this term sheet  supplement and in the related base prospectus  under "Yield  Considerations"  and
"Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments  on the offered  certificates.  The yields to maturity  and rate and timing of  principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

        The mortgage  loans in most cases may be prepaid by the  mortgagors at any time without  payment of any prepayment  fee or penalty;  provided,  however,  that the mortgage  loans may impose a  prepayment  charge for partial  prepayments  and full  prepayments  which may have a  substantial  effect on the rate of prepayment of those mortgage loans.

        Some state laws restrict the imposition of prepayment  charges even when the mortgage  loans  expressly provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In any case,  these amounts will not be available for  distribution  on the related  offered  certificates.  See "Certain  Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

        Prepayments,  liquidations  and purchases of the related mortgage loans will result in distributions to holders of the related  offered  certificates of principal  amounts which would  otherwise be distributed  over
the  remaining  terms  of  the  mortgage  loans.   Factors  affecting   prepayment,   including   defaults  and
liquidations,  of mortgage loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment, mortgagors'  net  equity  in the  mortgaged  properties,  changes  in the  value of the  mortgaged  properties, mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the related  mortgage  loans,  the rate of  prepayments, including  refinancings,  would be expected to  increase.  Also,  when the  mortgage  rates on hybrid  mortgage loans convert from fixed rates to adjustable  rates,  there may be an increase in prepayments,  particularly if the new  adjustable  rate is higher  than the  fixed  rate.  Conversely,  if  prevailing  mortgage  rates  rose significantly  above the mortgage rates on the related  mortgage loans,  the rate of prepayments on the related mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their  early  years.  The rate of  default  on  mortgage  loans that are  refinance  or  limited  documentation mortgage  loans,  and on mortgage  loans with high LTV  ratios,  may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the mortgage loans will be affected  by the  general  economic  condition  of the region of the country in which the related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

        The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master  servicer  or  the  applicable  subservicer,  the  prospective  purchaser  of a  mortgaged  property  is creditworthy and the security for the mortgage loan is not impaired by the assumption.

        With respect to a Crossed Transaction,  investors in the Class M Certificates of any series should also be aware that on any  distribution  date on which the related Senior  Accelerated  Distribution  Percentage for any loan group  equals  100%,  the Class M  Certificates  of that  series  will  generally  not be  entitled to distributions  of mortgagor  prepayments  with respect to the mortgage loans in the related loan group for such distribution  date and the weighted average lives of the Class M Certificates  could be significantly  affected thereby.  In addition,  with respect to any Crossed  Transaction,  under the circumstances  described under the
heading     "Description     of     the     Certificates--Principal      Distributions     on     the     Senior
Certificates--Cross-Collateralization  Mechanics  in a  Crossed  Transaction"  in this  term  sheet  supplement, mortgagor  prepayments  from a loan group  otherwise  distributable  to the holders of the Class M Certificates will be  distributed  to the holders of the Senior  Certificates  related to the other loan groups,  increasing the weighted average lives of the Class M Certificates.

               ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity on the offered  certificates of any series will be affected by the allocation of
principal   payments   among   the   offered   certificates.   As   described   under   "Description   of   the
Certificates--Principal  Distributions on the Senior Certificates" and "--Principal  Distributions on the Class M
Certificates"  in this term sheet  supplement,  during  specified  periods all of principal  prepayments on the mortgage  loans in any loan group will be allocated  among the related Senior  Certificates  of that series and
during  specified   periods  no  principal   prepayments  or,  relative  to  the  related  pro  rata  share,  a disproportionately  small  portion of principal  prepayments  on the  mortgage  loans in any loan group will be distributed to each class of related Class M Certificates in the case of a Stacked  Transaction,  and the Class
M Certificates,  in the case of a Crossed  Transaction.  In addition to the foregoing,  if on any  distribution date, the loss level  established for the Class M-2  Certificates or the Class M-3 Certificates is exceeded and a class of Class M Certificates  of that series having a higher  payment  priority is then  outstanding  with a
Certificate  Principal  Balance greater than zero, the Class M-2  Certificates or the Class M-3 Certificates of
that  series,  as the case may be, will not receive  distributions  relating to  principal  prepayments  on the related mortgage loans on that distribution date.

        A portion of the  mortgage  loans in any loan group may have initial  interest  only periods of varying duration.  During this period,  the payment made by the related  borrower  will be less than it would be if the mortgage loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments  will be made to the related  certificates  from these  mortgage  loans during their  interest  only period  except in the case of a prepayment.

        After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage loans will increase,  which may result in  increased  delinquencies  by the related  borrowers,  particularly  if interest rates have  increased  and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage  loans as a result of the  mortgage  loan not  amortizing  during  the early  years of these  mortgage loans.  Although  the  amount of  principal  included  in each  scheduled  monthly  payment  for a  traditional mortgage loan is relatively  small during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.

        Mortgage loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.
The  performance  of these  mortgage  loans may be  significantly  different  than  mortgage  loans  that fully amortize.  In particular,  there may be a higher  expectation by these borrowers of refinancing  their mortgage loans with a new mortgage  loan, in particular  one with an initial  interest only period,  which may result in higher or lower  prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the  related  mortgaged  property  by the  related  mortgagor  may affect  the  delinquency  and  prepayment experience of these mortgage loans.

        Senior   Certificates:   The  Senior  Certificates  of  any  series,   other  than  any  Interest  Only
Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal as described in this term sheet  supplement  and any final term sheet for that series.  Distributions of principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment of the  mortgage  loans in the related  loan group early in the life of the  mortgage  pool for that  series.  The timing of commencement of principal  distributions  and the weighted average lives of certificates with a later priority of payment  will be affected by the rates of  prepayment  of the  mortgage  loans in the related  loan group both before and after the  commencement  of  principal  distributions  on those  classes.  Holders of any class of Senior  Certificates  of any series with a longer  weighted  average  life bear a greater risk of loss than  holders  of Senior  Certificates  of that  series  with a  shorter  weighted  average  life  because  the
Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates  of that series could be reduced to zero before the Senior Certificates are retired.

        Accretion Directed Certificates and Accrual  Certificates:  Prior to the Accretion Termination Date for
any class of any series,  any class or classes of Accretion  Directed  Certificates of that series will receive as monthly principal  distributions the related Accrual  Distribution Amount in accordance with the priority of payment  for  these  amounts  set  forth in any  final  term  sheet  for each  applicable  class.  Prior to the
Accretion  Termination  Date for any class of any series,  interest  shortfalls  on the  mortgage  loans in the related  loan group  allocated to any class or classes of Accrual  Certificates  of that series will reduce the amount added to the Certificate  Principal Balance of those  certificates  relating to interest accrued thereon and will result in a corresponding  reduction of the amount available for  distributions  relating to principal on the related  class or classes of  Accretion  Directed  Certificates.  Furthermore,  because  these  interest shortfalls will result in the  Certificate  Principal  Balance of any class or classes of Accrual  Certificates being  less than they  would  otherwise  be, the  amount of  interest  that will  accrue in the future on those
Accrual  Certificates and be available for distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates  will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

        In addition,  investors in any Accrual  Certificates and any Accretion Directed  Certificates should be aware that the applicable  Accretion  Termination Date may be later, or earlier,  than otherwise assumed.  As a result,  the  applicable  Accretion  Termination  Date  could be  different  from that  assumed  at the time of purchase.

        Because any Accrual  Certificates  are not entitled to receive any  distributions of interest until the occurrence of the applicable  Accretion  Termination Date, those  certificates  will likely experience  greater price and yield volatility than would mortgage  pass-through  certificates that are otherwise similar but which are entitled to current  distributions  of interest.  Investors  should  consider  whether this  volatility  is suitable to their investment needs.

        Insured  Certificates:  IN ADDITION TO THE  CONSIDERATIONS  DESCRIBED ABOVE,  INVESTORS IN ANY CLASS OF
INSURED  CERTIFICATES  SHOULD BE AWARE THAT THOSE  CERTIFICATES  MAY NOT BE AN  APPROPRIATE  INVESTMENT FOR ALL
PROSPECTIVE INVESTORS.

        Investors  in any class of Random Lot  Insured  Certificates  of any series  also  should be aware that distributions  of principal to that class of Random Lot Insured  Certificates may be allocated by DTC according to a  random  lot  procedure.  Due to  this  random  lot  procedure,  there  can be no  assurance  that  on any distribution  date,  any  holder  of a class of Random  Lot  Insured  Certificates  will  receive  a  principal distribution.  Thus,  the timing of  distributions  in  reduction  of the  Certificate  Principal  Balance with respect to any particular Random Lot Insured  Certificate,  even if a request for distribution has been made by an  investor,  is highly  uncertain  and may be  earlier  or later  than the date that may be  desired  by that certificateholder.

        For these reasons, any class of Random Lot Insured Certificates would not be an appropriate  investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The timing of those  distributions  may have a significant  effect on an investor's yield on those  certificates if the certificate is purchased at a discount or a premium.

        Furthermore,  investors in the related Insured  Certificates of any series should be aware that because that class of Insured  Certificates may have a later priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of related  Senior  Certificates,  and in this case, the effect on the market value of that class of Insured  Certificates  of changes in market  interest  rates or market  yields  for  similar  securities  would be greater  than  would be the effect of such  changes on other related classes of Senior Certificates  entitled to principal  distributions.  Furthermore,  this later payment priority  would  make any  class of  Insured  Certificates  particularly  sensitive  to the rate and  timing of principal  prepayments  on the mortgage  loans in the related loan group.  If prepayments on the mortgage loans in the related loan group occur at a higher rate than  anticipated,  the weighted  average life of any class of
Insured  Certificates  may be shortened.  Conversely,  if prepayments on the mortgage loans in the related loan group occur at a lower rate than  anticipated,  the weighted average life of any class of Insured  Certificates may be extended.

        Lockout  Certificates:  Investors in any class of Lockout  Certificates  of any series  should be aware that,  unless the Credit Support  Depletion Date  applicable to that class has occurred,  that class of Lockout
Certificates  may not be expected to receive  distributions  of principal  prepayments on the mortgage loans in the  related  loan group for a period of time and may not be  expected to receive  distributions  of  scheduled principal  payments on these  mortgage  loans for a period of time,  as  described  in any final term sheet for that class.  In addition,  after the  expiration of this initial  period for any class of Lockout  Certificates for any series,  that class of Lockout  Certificates  will receive a distribution  of principal  prepayments on the  mortgage  loans in the related loan group that is smaller than that class' pro rata share and will receive a distribution of scheduled  principal  payments on the related mortgage loans that is smaller than that class'
pro rata  share,  as  described  in any final  term sheet for that  class,  unless  the  Certificate  Principal
Balances of the related Senior Certificates of that series, other than any related Lockout  Certificates,  have been reduced to zero.  Consequently,  the weighted  average lives of any class of Lockout  Certificates  of any series  will be longer  than  would  otherwise  be the case.  The  effect on the  market  value of any class of
Lockout  Certificates  of any  series  of  changes  in  market  interest  rates or market  yields  for  similar securities  will be  greater  than for other  classes  of  related  Senior  Certificates  entitled  to  earlier principal distributions.

        Senior  Support   Certificates:   If  the  Certificate  Principal  Balances  of  the  related  Class  M
Certificates and Class B Certificates,  in the case of a Stacked  Transaction,  and the Class M Certificate and
Class B  Certificates,  in a Crossed  Transaction,  are  reduced to zero,  the yield to  maturity of any Senior
Support  Certificates  of that  series  will be  extremely  sensitive  to losses on the  mortgage  loans in the related loan group,  and the timing  thereof,  because certain amounts of losses that would be allocable to the related  class or classes of Super Senior  Certificates  will be  allocated to the related  class or classes of
Senior  Support  Certificates,  as and to the extent  described in any final term sheet for that class or those classes.  Investors in a class of Senior  Support  Certificates  should  consider  whether such  sensitivity is suitable to their investment needs.

        Certificates  with  Subordination  Features:  After the Certificate  Principal  Balances of the Class B
Certificates,  in the case of a  Stacked  Transaction  or the  Class B  Certificates,  in the case of a Crossed
Transaction,  have been  reduced to zero,  the yield to  maturity on the class of Class M  Certificates  with a
Certificate  Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to Realized  Losses on the related  mortgage loans and the timing of those  Realized  Losses because the entire amount of such  Realized  Losses that are covered by  subordination  will be allocated to that class of Class M
Certificates.  See  "Class  M-2 and Class M-3  Certificate  Yield  Considerations"  below.  If the  Certificate
Principal  Balances of the related  Class M  Certificates  and Class B  Certificates,  in the case of a Stacked
Transaction,  or the Class M Certificates and Class B Certificates,  in the case of a Crossed Transaction,  are reduced to zero,  the yield to maturity of any Senior  Support  Certificates  of that series will be  extremely sensitive to losses on the mortgage loans in the related loan group,  and the timing  thereof,  because certain amounts  of losses  that  would be  allocable  to any class or classes  of Super  Senior  Certificates  will be allocated to the related class or classes of Senior  Support  Certificates,  as and to the extent  described in any final term sheet for that class or those classes.  Furthermore,  because  principal  distributions are paid to some classes of Senior Certificates and Class M Certificates  before some other related classes,  holders of classes  having a later  priority  of  payment  bear a greater  risk of losses on the  related  loan group than holders of classes having earlier priority for distribution of principal.

               REALIZED LOSSES AND INTEREST SHORTFALLS

        The yields to maturity and the aggregate  amount of  distributions  on the offered  certificates of any series  will be affected  by the timing of  mortgagor  defaults  resulting  in  Realized  Losses on the related mortgage  loans.  The timing of Realized  Losses on the mortgage  loans in a loan group and the  allocation  of
Realized  Losses to the related offered  certificates  could  significantly  affect the yield to an investor in the related  offered  certificates.  In  addition,  Realized  Losses may affect the market value of the offered certificates, even if these losses are not allocated to those offered certificates.

        After the Certificate  Principal Balances of the related Class B Certificates of any series are reduced to zero,  the  yield  to  maturity  on the  class of  related  Class M  Certificates  then  outstanding  with a
Certificate  Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the related  mortgage loans and the timing of those losses because  certain amounts of losses that are covered by  subordination  will be  allocated  to that class of Class M  Certificates.  See "--Class M-2 and
Class M-3 Certificate Yield Considerations"  below.  Furthermore,  because principal  distributions are paid to some classes of Senior  Certificates and Class M Certificates of any series before some other classes,  holders of classes  having a later  priority of payment bear a greater  risk of losses than  holders of classes  having earlier priority for distribution of principal.

        With  respect to any Crossed  Transaction,  Investors in the Senior  Certificates  should be aware that because  the  Class M  Certificates  and Class B  Certificates  represent  interests  in all loan  groups,  the
Certificate  Principal  Balances of the Class M Certificates and Class B Certificates  could be reduced to zero as a result  of a  disproportionate  amount  of  Realized  Losses  on the  mortgage  loans in one or more  loan groups.  Therefore,  notwithstanding  that  Realized  Losses on the mortgage  loans in a loan group may only be allocated  to the  related  Senior  Certificates,  the  allocation  to the  Class M  Certificates  and  Class B
Certificates  of Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such Senior  Certificates  by the Class M Certificates  and Class B  Certificates  and increase the likelihood  that Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

        As  described  under  "Description  of  the  Certificates--Allocation  of  Losses;   Subordination"  and
"--Advances,"  amounts otherwise  distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior  Certificates  and holders of any related  Class  M  Certificates  with a  higher  payment  priority  of that  series  against  interruptions  in distributions  due to some  mortgagor  delinquencies  on the mortgage  loans in the related loan group,  to the extent not covered by Advances.  These  delinquencies  may affect the yields to  investors on those  classes of the  Class M  Certificates,  and,  even if  subsequently  cured,  may  affect  the  timing  of the  receipt  of distributions  by the  holders  of  those  classes  of  Class M  Certificates.  Similarly,  if the  Certificate
Principal  Balances  of the  related  Class M  Certificates  and  Class B  Certificates  are  reduced  to zero, delinquencies  on the  mortgage  loans in a loan group to the extent not  covered by  Advances  will affect the yield to investors on the related Senior  Certificates,  particularly  any related Senior Support  Certificates because all or any portion of the amount of any  shortfall  resulting  from such  delinquencies  and  otherwise attributable  to any class or classes of related Super Senior  Certificates  will be borne by the related class or classes of Senior Support  Certificates to the extent those  certificates  are then  outstanding,  as and to the extent  described in this term sheet supplement for that series.  In addition,  a higher than expected rate of  delinquencies  or losses on the  mortgage  loan in a loan  group  will also  affect  the rate of  principal payments on one or more classes of related Class M  Certificates  if it delays the  scheduled  reduction of the related Senior Accelerated  Distribution  Percentage or affects the allocation of prepayments among the Class M
Certificates and Class B Certificates.

        The amount of interest  otherwise payable to holders of the offered  certificates of any series will be reduced by any interest  shortfalls  on the mortgage  loans in the related loan group to the extent not covered by subordination or the master  servicer,  or, solely with respect to any Insured  Certificates of that series, by the related  policy and any  applicable  reserve  fund as described in any final term sheet for that series, including  Prepayment  Interest  Shortfalls and, in the case of each class of the related Class M Certificates, the interest  portions of Realized Losses  allocated  solely to that class of  certificates.  These  shortfalls will not be offset by a reduction in the servicing  fees payable to the master  servicer or  otherwise,  except as  described  in this term  sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.  See "Yield
Considerations"  in the related base prospectus and  "Description of the  Certificates--Interest  Distributions"
in this term sheet  supplement  for a discussion of the effect of principal  prepayments  on the mortgage loans on the yields to maturity of the related  offered  certificates  and possible  shortfalls in the  collection of interest.  Certain  interest  shortfalls  on the  mortgage  loans in the related  loan group  allocable  to the
Insured  Certificates of that series will be covered by the related policy and any applicable  reserve fund, as and to the extent described in any final term sheet for that series.

        The yields to investors in the offered  certificates will be affected by Prepayment Interest Shortfalls on the mortgage loans in the related loan group allocable  thereto on any distribution  date to the extent that
those   shortfalls   exceed   the  amount   offset  by  the   master   servicer.   See   "Description   of  the
Certificates--Interest  Distributions" in this term sheet supplement.  The financial  guaranty  insurance policy for any  class of  Insured  Certificates  of any  series  does not  cover  Prepayment  Interest  Shortfalls  or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

        The  recording of mortgages  in the name of MERS is a relatively  new practice in the mortgage  lending industry.  While the  depositor  expects that the master  servicer or  applicable  subservicer  will be able to commence  foreclosure  proceedings  on  the  mortgaged  properties,  when  necessary  and  appropriate,  public recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure  proceedings,  defending litigation commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and  additional  costs with  respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the distribution of liquidation  proceeds to the  certificateholders  of that series and increase  the amount of Realized  Losses on those  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes necessary to remove any mortgage loan included in the trust  established  for any series from  registration  on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses  shall be  reimbursable  by the trust for that  series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the class or classes of  certificates of that series with
Certificate  Principal  Balances  greater  than  zero  with  the  lowest  payment  priorities.  For  additional information  regarding  the  recording  of  mortgages  in the name of MERS,  see  "Description  of the Mortgage
Pool--Mortgage   Pool   Characteristics"   in   this   term   sheet   supplement   and   "Description   of   the
Certificates--Assignment of Trust Assets" in the related base prospectus.

               PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the offered  certificates  will depend on,  among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.
The extent to which the yield to maturity of an offered  certificate is sensitive to  prepayments  will depend, in part,  upon the  degree to which it is  purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of  purchase.  Conversely,  if a class of offered  certificates  is  purchased  at a  discount  and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's
actual  yield  to  maturity  will  be  lower  than  anticipated  at  the  time  of  purchase.   For  additional
considerations  relating to the yields on the offered  certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               PASS-THROUGH RATES

        The  pass-through  rates on each class of offered  certificates of any series is generally based on the weighted  average of the Net Mortgage Rates of the related  mortgage  loans  included in the trust  established for that  series.  Consequently,  the  prepayment  of related  mortgage  loans with higher  mortgage  rates may result in a lower pass-through rate on those classes of offered certificates.

               PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

        Because the  Principal  Only  Certificates  of any series will be purchased at a discount,  the pre-tax yield on the  Principal  Only  Certificates  will be  adversely  affected by slower than  expected  payments of principal,  including  prepayments,  defaults,  liquidations and purchases of the mortgage loans in the related loan group due to a breach of a representation and warranty thereon.

        The  pre-tax  yield to maturity  on the  Interest  Only  Certificates  of any series will be  extremely sensitive  to both the timing of receipt of  prepayments  and the overall  rate of  principal  prepayments  and defaults on the mortgage  loans  included in the related loan group for that series,  which rate may  fluctuate significantly  over time.  Investors in the Interest Only  Certificates of any series should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related  loan group could  result in the failure of those investors to fully recover their investments.

        Any  differences  between the  assumptions  used in  determining  the  purchase  price for any class of
Interest Only  Certificates and Principal Only  Certificates of any series and the actual  characteristics  and performance of the applicable  mortgage loans in the related loan group and of the Principal Only  Certificates and Interest Only  Certificates  of that series may result in yields being  different from those expected based on these assumptions.

        There can be no  assurance  that the  mortgage  loans in any loan group will  prepay at any  particular rate.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates of prepayment on the  applicable  mortgage  loans in the related loan group under a variety of scenarios.
Investors in the Interest Only  Certificates  should fully  consider the risk that a rapid rate of  prepayments on the applicable  mortgage  loans in the related loan group could result in the failure of those  investors to fully recover their investments.

        For  additional  considerations  relating  to  the  yields  on the  offered  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

        If the aggregate  Certificate  Principal  Balance of the Class B  Certificates  or any group of Class B
Certificates,  in the case of a Stacked  Transaction,  is reduced to zero,  the yield to  maturity on the Class
M-3  Certificates,  or the related Class M-3  Certificates  in the case of a Stacked  Transaction,  will become extremely  sensitive to Realized  Losses on the related  mortgage loans and the timing of those Realized Losses that are covered by  subordination,  because the entire  amount of those  Realized  Losses will be allocated to the Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

        If the  Certificate  Principal  Balances  of  the  Class  B  Certificates,  or any  group  of  Class  B
Certificates,  in the case of a Stacked  Transaction,  and Class M-3  Certificates,  or the  related  Class M-3
Certificates,  in the case of a Stacked  Transaction,  have been reduced to zero,  the yield to maturity on the
Class M-2  Certificates,  or the related Class M-2  Certificates,  in the case of a Stacked  Transaction,  will become  extremely  sensitive to Realized Losses on the related  mortgage loans and the timing of those Realized
Losses  that are  covered  by  subordination,  because  the  entire  amount of those  Realized  Losses  will be allocated  to the Class M-2  Certificates,  or the  related  Class M-2  Certificates,  in the case of a Stacked
Transaction.

        Notwithstanding  the  assumed  percentages  of  defaults,  loss  severity  and  prepayment  assumed  in determining  the price on the Class M-2 and Class M-3  Certificates,  it is highly  unlikely  that the  related mortgage loans will be prepaid or that Realized  Losses will be incurred  according to one particular  pattern.
For this reason,  and because the timing of cash flows is critical to  determining  yields,  the actual pre-tax yields to  maturity  on the Class M-2  Certificates  and the Class M-3  Certificates  are likely to differ from those  assumed.  There can be no assurance that the related  mortgage loans will prepay at any particular  rate or that  Realized  Losses  will be  incurred  at any  particular  level or that the  yields  on the  Class  M-2
Certificates  or the Class M-3  Certificates of any series will conform to the yields  assumed.  Moreover,  the various  remaining  terms to maturity and mortgage rates of the related  mortgage loans could produce slower or faster principal  distributions  than those assumed,  even if the weighted  average  remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

        Investors are urged to make their investment  decisions based on their determinations as to anticipated rates  of  prepayment  and  Realized  Losses  under  a  variety  of  scenarios.  Investors  in  the  Class  M-2
Certificates  and  particularly  in the Class M-3  Certificates  should fully  consider the risk that  Realized
Losses on the related  mortgage  loans could result in the failure of those  investors to fully  recover  their investments.  For  additional  considerations  relating to the yields on the offered  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The  after-tax  rate of return on the Residual  Certificates  of any series will reflect  their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the Residual  Certificates  of that series.  Holders  of  Residual  Certificates  of any  series  may have tax  liabilities  with  respect to their
Residual  Certificates  during  the early  years of the trust for that  series  that  substantially  exceed any distributions  payable  thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with  respect  to their  Residual  Certificates  the  present  value of which substantially  exceeds the present  value of  distributions  payable  thereon and of any tax benefits  that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series  may be  negative  or may  otherwise  be  significantly  adversely  affected.  The  timing and amount of taxable  income  attributable  to the Residual  Certificates  of any series will depend on, among other things, the timing and amounts of  prepayments  and Realized  Losses  experienced  on the mortgage loans in the related loan group.

        The Residual  Certificateholders  of any series are  encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the
Residual  Certificates  on  after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal
Income Tax  Consequences" in this term sheet supplement and "Material  Federal Income Tax  Consequences" in the
related base prospectus.

                                               POOLING AND SERVICING AGREEMENT

        GENERAL

        The certificates for each series will be issued under a series supplement for that series,  dated as of the cut-off  date for that  series,  to the  standard  terms of pooling and  servicing  agreement,  dated as of
January 1, 2006, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and the trustee for that  series.  Reference is made to the related base  prospectus  for  important information  in  addition  to that  described  herein  regarding  the terms and  conditions  of the pooling and servicing agreement and the offered certificates for each series.

        The  offered  certificates  of any series will be  transferable  and  exchangeable  at an office of the trustee,  which  will  serve  as  certificate  registrar  and  paying  agent.  The  depositor  will  provide  a prospective or actual  certificateholder  of any series without charge,  on written  request,  a copy,  without exhibits,  of the  pooling and  servicing  agreement  for that  series.  Requests  should be  addressed  to the
President,  Residential  Funding  Mortgage  Securities I, Inc.,  8400  Normandale  Lake  Boulevard,  Suite 250,
Minneapolis, Minnesota 55437.

        Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that
series  are  prohibited  to  any  non-United  States  person.   Transfers  of  the  Residual  Certificates  are
additionally  restricted  as described in the pooling and servicing  agreement  for that series.  See "Material
Federal Income Tax  Consequences" in this term sheet  supplement and "Material  Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC Residual
Certificates to Certain  Organizations"  and  "--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and Servicing
Agreement--The Trustee" in the related base prospectus.

               CUSTODIAL ARRANGEMENTS

        The trustee will appoint Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans included in the trust  established  for any series.  The  custodian  is not an affiliate  of the  depositor,  the master servicer or the  sponsor.  No servicer  will have  custodial  responsibility  for the  mortgage  loans for that series.  The  custodian  will  maintain  mortgage  loan files that contain  originals of the notes,  mortgages, assignments  and allonges in vaults  located at the  sponsor's  premises in  Minnesota.  Only the custodian has access to these  vaults.  A shelving and filing  system  segregates  the files  relating to the mortgage  loans included in the trust established for any series from other assets serviced by the master servicer.

               THE MASTER SERVICER AND SUBSERVICERS

        Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master
servicing  the  mortgage  loans  included  in  the  trust   established  for  any  series.   Master   servicing
responsibilities include:

        o      receiving funds from subservicers;

        o      reconciling servicing activity with respect to the mortgage loans for any series;

        o      calculating remittance amounts to certificateholders;

        o      sending remittances to the trustee for distributions to certificateholders;

        o      investor and tax reporting;

        o      coordinating loan repurchases;

        o      oversight of all servicing activity, including subservicers;

        o      following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

        o      approval of loss mitigation strategies;

        o      management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and

        o      providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

        The master servicer may, from time to time, outsource certain of its master servicing  functions,  such as foreclosure  management,  although any such  outsourcing  will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

        For a  general  description  of the  master  servicer  and its  activities,  see  "Sponsor  and  Master
Servicer" in this term sheet  supplement.  For a general  description  of material terms relating to the master servicer's removal or replacement,  see "The Pooling and Servicing  Agreement--Rights  Upon Event of Default" in
the related base prospectus.

        Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

        o      communicating with borrowers;

        o      sending monthly remittance statements to borrowers;

        o      collecting payments from borrowers;

        o      recommending  a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.
repayment plan, modification, foreclosure, etc.);

        o      accurate and timely accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;

        o      accurate  and  timely  accounting  and  administration  of  escrow  and  impound  accounts,   if
applicable;

        o      accurate and timely reporting of negative amortization amounts, if any;

        o      paying escrows for borrowers, if applicable;

        o      calculating and reporting payoffs and liquidations;

        o      maintaining an individual file for each loan; and

        o      maintaining primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

        Homecomings  Financial  Network,  Inc.  The  subservicing  agreement  between the master  servicer  and
Homecomings  provides that Homecomings will provide all of the services  described in the preceding  paragraph.
Homecomings is a Delaware  corporation  and has been servicing  mortgage loans secured by first liens on one-to four-family  residential  properties since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of
Residential  Funding  Corporation  in 1995 to  service  and  originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  The operations of each of the acquired  companies have been  integrated  into  Homecomings'  servicing  operations.
The  majority  of the  mortgage  loans  currently  master  serviced  by  Residential  Funding  Corporation  are subserviced  by  Homecomings.  In addition to servicing  mortgage  loans secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties and subprime  mortgage  loans.  Homecomings  may perform  special  servicing  functions where the  servicing  responsibilities  with respect to  delinquent  mortgage  loans that have been serviced by third parties is transferred to  Homecomings.  Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

        Homecomings  may,  from  time  to  time,  outsource  certain  of its  subservicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance  administration,  although any  such  outsourcing  will  not  relieve  Homecomings  of any of its  responsibilities  or  liabilities  as a subservicer.  If Homecomings  engages any  subservicer to subservice 10% or more of the mortgage loans included in the  trust  established  for any  series,  or any  subservicer  performs  the  types of  services  requiring additional  disclosures,  the issuing  entity will file a Report on Form 8 K providing any required  additional disclosure regarding such subservicer.

               SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan  prior to  payments  to  certificateholders.  Except  as is set  forth in any  final  term  sheet for that series,  the  servicing  fees  relating to each mortgage loan will be generally be at least 0.28% per annum and not more than 0.33% per annum of the  outstanding  principal  balance of that mortgage loan. The servicing fees consist of (a)  servicing  fees payable to the master  servicer in respect of its master  servicing  activities and (b) subservicing and other related  compensation  payable to the subservicer,  including any payment due to prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        Except as is set forth in any final term sheet for that series, the primary  compensation to be paid to the master  servicer for its master  servicing  activities  will  generally be at least 0.03% per annum and not more than 0.08% per annum of the  outstanding  principal  balance of each  mortgage  loan.  As described in the related base  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum  amount equal to
0.25% per annum of the  outstanding  principal  balance  of each  mortgage  loan  serviced  by it.  The  master servicer is  obligated to pay some ongoing  expenses  associated  with the trust for any series and incurred by the  master  servicer  in  connection  with its  responsibilities  under  the  related  pooling  and  servicing
agreement.   The  master  servicing  fee  may  be  reduced  if  a  master  servicer  is  appointed  in  certain circumstances  but may  not be  increased.  See  "The  Pooling  and  Servicing  Agreement--Servicing  and  Other
Compensation  and Payment of Expenses" in the related base prospectus for information  regarding other possible compensation to the master servicer and  subservicers  and for information  regarding  expenses  payable by the master servicer.

        The  following  table sets forth the fees and expenses that are payable out of payments on the mortgage loans,  prior to payments of interest and principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet for any series:

         --------------------------- ----------------------------------- -----------------------
         DESCRIPTION                 AMOUNT                              RECEIVING PARTY
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Master Servicer Fee         0.03% or 0.08% per annum of the     Master Servicer
                                     principal balance of each
                                     mortgage loan, depending on the
                                     type of mortgage loan
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Subservicer Fee             0.25% per annum of the principal    Subservicers
                                     balance of each mortgage loan
                                     serviced by a subservicer
         --------------------------- ----------------------------------- -----------------------

        In  addition,  the master  servicer or any  applicable  subservicer  may recover  from  payments on the mortgage  loans  included in the trust  established  for any series or withdraw from the Custodial  Account the amount of any Advances and Servicing  Advances  previously made,  interest and investment  income,  foreclosure profits,  indemnification  payments  payable  under the  pooling and  servicing  agreement,  and certain  other servicing expenses, including foreclosure expenses.

               REPORTS TO CERTIFICATEHOLDERS

        On each  distribution date for any series, a distribution date statement will be made available to each certificateholder  of that series  setting forth certain  information  with respect to the  composition  of the payment  being  made,  the  Certificate  Principal  Balance or  Notional  Amount of an  individual  certificate following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the distribution date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other parties to the pooling and servicing  agreement via the trustee's  internet  website set forth in  the  related  prospectus  supplement.  See  also  "Reports  to  Certificateholders"  in  the  related  base prospectus for a more detailed description of certificateholder reports.

               VOTING RIGHTS

        There  are  actions  specified  in the  related  base  prospectus  that  may be  taken  by  holders  of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by  holders  of  certificates  entitled  in the  aggregate  to that  percentage  of the voting rights.  All voting  rights for any series  will be  allocated  among all holders of the  certificates  of that series as is set forth in the prospectus  supplement for that series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the  Residual  Certificates  of that series in specified circumstances.

        Notwithstanding the foregoing,  so long as there does not exist a failure by the Certificate Insurer to make a  required  payment  under any  financial  guaranty  insurance  policy  related  to any class of  Insured
Certificates  for any series,  the  Certificates  Insurer  shall have the right to  exercise  all rights of the holders of the Insured  Certificates of that series under the related pooling and servicing  agreement  without any consent of such holders,  and such holders may exercise such rights only with the prior written  consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

               TERMINATION

        The circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus.

        With respect to any Stacked Transaction,  the master servicer will have the option, on any distribution date on which the aggregate  Stated  Principal  Balance of the mortgage  loans in a loan group is less than 10%
of the  aggregate  Stated  Principal  Balance of those  mortgage  loans as of the cut-off date for that series, after  deducting  payments of  principal  due during the month of the  cut-off  date,  either to  purchase  all remaining  mortgage loans in that loan group and other assets in the trust related thereto,  thereby  effecting early  retirement  of the  related  certificates  or to  purchase,  in  whole  but  not in  part,  the  related certificates.

        With respect to any Crossed  Transaction,  Residential Funding or its designee will have the option, on any distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans is less than 10%
of the  aggregate  Stated  Principal  Balance of the  mortgage  loans as of the  cut-off  date after  deducting payments of  principal  due during the month of the cut-off  date,  either to purchase all  remaining  mortgage loans and other assets in the trust related  thereto,  thereby  effecting early  retirement of the certificates or to purchase, in whole but not in part, the certificates.

        Any such  purchase of the mortgage  loans in any loan group or the  mortgage  loans and other assets of the  trust  related  thereto  shall be made at a price  equal to the sum of (a)  100% of the  unpaid  principal balance of each related mortgage loan or the fair market value of the related underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market  value is less than such  unpaid  principal  balance,  as of the date of  repurchase  plus (b)
accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer will also include  certain amounts owed by Residential  Funding as seller of the mortgage  loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

        Distributions on the  certificates  relating to any optional  termination  will be paid,  first, to the related  Senior  Certificates,  second,  to the  related  Class  M  Certificates,  in  the  case  of a  Stacked
Transaction,  or the Class M Certificates,  in the case of a Crossed Transaction, in the order of their payment priority and, third, to the related Class B Certificates,  in the case of a Stacked  Transaction,  or the Class
M  Certificates,  in the case of a Crossed  Transaction,.  The  proceeds  of any such  distribution  may not be sufficient to distribute the full amount to each class of  certificates  if the purchase price is based in part on the fair market value of the  underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan.  Subject to any  applicable  limitation set forth therein,  the financial  guaranty  insurance  policy for any class of Insured  Certificates  of any series will cover any such  shortfall on that series  allocated to those  Insured  Certificates.  Any such  purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus, except with respect to the Principal Only Certificates,  the Accrued  Certificate  Interest thereon, or with respect to the
Interest Only  Certificates,  on their Notional Amount,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously  unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates,  the master  servicer shall terminate the related REMIC in accordance with the terms of the pooling and servicing agreement for that series.

        Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of  certificates  for any series under the  circumstances  described  in the two  preceding paragraphs,  the  holders of the  offered  certificates  of that  series  will be entitled to receive an amount equal to the  Certificate  Principal  Balance  of that class  plus,  except in the case of the  Principal  Only
Certificates,  Accrued  Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at
the  then-applicable  pass-through  rate,  or,  with  respect  to  the  Interest  Only  Certificates,   Accrued
Certificate  Interest for the immediately  preceding Interest Accrual Period on their Notional Amount, plus any previously  unpaid Accrued  Certificate  Interest.  However,  any  Prepayment  Interest  Shortfalls  previously allocated  to the  certificates  of that series  will not be  reimbursed.  In  addition,  distributions  to the holders of the most subordinate class of related  certificates,  in the case of a Stacked Transaction,  or most subordinate  class of  certificates,  in the case of a  Crossed  Transaction,  outstanding  with a  Certificate
Principal Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

               THE TRUSTEE

        Unless an event of default has occurred and is continuing  under the pooling and  servicing  agreement, the  trustee  will  perform  only  such  duties as are  specifically  set forth in the  pooling  and  servicing agreement.  If an event of default  occurs and is  continuing  under the pooling and servicing  agreement,  the trustee is  required  to  exercise  such of the rights and powers  vested in it by the  pooling  and  servicing agreement,  such as either acting as the master  servicer or appointing a successor  master  servicer,  and use the same  degree of care and skill in their  exercise  as a prudent  investor  would  exercise or use under the circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the  pooling  and  servicing  agreement,  the  trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and responsibilities  under the pooling and servicing agreement include collecting funds from the master  servicer to distribute to  certificateholders  at the direction of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee reasonable  compensation for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred
without   negligence  or  willful  misconduct  on  the  trustee's  part  arising  out  of  the  acceptance  and administration of the trust.

        The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                      LEGAL PROCEEDINGS

        Except as set forth in any final term sheet for any  series,  there are no  material  pending  legal or other  proceedings  involving  the  mortgage  loans  included  in the  trust  established  for  any  series  or
Residential  Funding  Corporation,  as sponsor and master servicer,  Residential Funding Mortgage Securities I,
Inc. as depositor,  the Trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates for any series.

        Residential  Funding and Homecomings are currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their  businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse  effect on their ability to perform their  obligations  in relation to the mortgage  loans  included in the trust  established  for any series.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on  Residential  Funding  or  Homecomings.  Any such  unfavorable  outcome  could  adversely  affect the ability of Residential  Funding  Corporation or Homecomings to perform its servicing duties with respect to the mortgage loans included in the trust  established  for any series and  potentially  lead to the  replacement of
Residential Funding or Homecomings with a successor servicer.

                                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the certificates,  Mayer,  Brown,  Rowe & Maw LLP, counsel to the depositor,  will render an opinion,  with respect to each series of  certificates to the effect that,  assuming  compliance with all  provisions of the related  pooling and servicing  agreement,  for federal  income tax purposes,  the trust established for any series will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

        o  the Class R  Certificates  of a series will  constitute  the sole class of "residual  interests"  in its respective REMIC; and

        o  each  class  of  Senior  Certificates,  other  than  the  Residual  Certificates,  and  the  Class M
           Certificates  and the Class B  Certificates  of any series  will  represent  ownership  of  "regular interests" in a REMIC and will generally be treated as debt instruments of that REMIC.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal  income tax purposes,  each class of offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original  issue  discount,  market  discount and  premium,  if any, on any class for any series for federal  income tax purposes  will be based on the  assumption  that,  subsequent to the date of any determination  the  mortgage  loans  included  in the trust  established  for that series will prepay at a rate
equal  to  the  prepayment  speed  assumption  set  forth  in  any  final  term  sheet  for  that  series.   No
representation  is made that the mortgage loans included in the trust  established  for that series will prepay
at  that  rate  or  at  any  other  rate.   See  "Material   Federal  Income  Tax   Consequences--General"   and
"--REMICs--Taxation  of Owners  of REMIC  Regular  Certificates--Original  Issue  Discount"  in the  related  base prospectus.

        The  holders of the  offered  certificates  will be  required  to include  in income  interest  and any original issue discount on their certificates in accordance with the accrual method of accounting.

        The Internal Revenue  Service,  or IRS, has issued original issue discount  regulations  under sections
1271 to 1275 of the Internal Revenue Code that address the treatment of debt  instruments  issued with original issue  discount.  The OID regulations  suggest that original issue discount with respect to securities  similar to the Variable Strip Certificates that represent  multiple  uncertificated  REMIC regular interests,  in which ownership  interests  will be issued  simultaneously  to the same buyer,  should be  computed  on an  aggregate method.  In the  absence  of  further  guidance  from the IRS,  original  issue  discount  with  respect to the uncertificated  regular  interests  represented  by the  Variable  Strip  Certificates  of any  series  will be reported  to the IRS and the  related  certificateholders  on an  aggregate  method  based on a single  overall constant yield and the prepayment assumption stated above,  treating all uncertificated  regular interests as a single debt instrument as described in the OID regulations.

        If the method for computing  original issue discount described in this term sheet supplement results in a negative  amount for any period with respect to a  certificateholder,  the amount of original  issue discount allocable to that period  would be zero and the  certificateholder  will be  permitted to offset that  negative amount only against future original issue discount, if any, attributable to those certificates.

        In some  circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  of any series may be able to select a method for  recognizing  original issue
discount  that  differs  from  that  used  by  the  master  servicer  in  preparing   reports  to  the  related
certificateholders and the IRS.

        Some of the  classes of offered  certificates  of any series  may be  treated  for  federal  income tax purposes as having been issued at a premium.  Whether any holder of one of those classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond  premium  will depend on the  certificateholder's purchase price and the  distributions  remaining to be made on the  certificate at the time of its  acquisition by the  certificateholder.  Holders of those classes of any series of  certificates  are  encouraged to consult their tax advisors  regarding the  possibility  of making an election to amortize  such premium.  See "Material
Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular  Certificates"  and "--Premium" in
the related base prospectus.

        The offered  certificates  will be treated as assets of any series described in Section  7701(a)(19)(C)
of the Internal  Revenue Code and "real estate assets" under Section  856(c)(4)(A) of the Internal Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates  of any series will be treated as  "interest on  obligations  secured by mortgages on real  property"  under  Section  856(c)(3)(B)  of the Internal  Revenue  Code  generally to the extent that the offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A) of the Internal  Revenue
Code.  Moreover,  the  offered  certificates  of any  series,  other than any  Residual  Certificates,  will be
"qualified  mortgages" within the meaning of Section  860G(a)(3) of the Internal Revenue Code if transferred to another  REMIC  on  its  startup  day  in  exchange  for a  regular  or  residual  interest  therein.  However, prospective  investors  in  offered  certificates  of any  series  that  will be  generally  treated  as assets described  in  Section  860G(a)(3)  of the  Internal  Revenue  Code  should  note  that,  notwithstanding  that treatment,  any  repurchase of a  certificate  of that series  pursuant to the right of the master  servicer to repurchase  the  offered  certificates  of that  series may  adversely  affect any REMIC that holds the offered certificates if the repurchase is made under  circumstances  giving rise to a Prohibited  Transaction  Tax. See
"The Pooling and Servicing  Agreement--Termination"  in this term sheet supplement and "Material  Federal Income
Tax  Consequences--REMICs--  Characterization  of  Investments  in  REMIC  Certificates"  in  the  related  base prospectus.

        For  further  information  regarding  federal  income tax  consequences  of  investing  in the  offered certificates  of  any  series,  see  "Material  Federal  Income  Tax  Consequences--REMICs"  in  the  prospectus supplement for that series and in the related base prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS  has  issued  REMIC  regulations  under  the  provisions  of the  Internal  Revenue  Code  that
significantly   affect  holders  of  Residual   Certificates  of  any  series.  The  REMIC  regulations  impose restrictions on the transfer or acquisition of some residual  interests,  including the Residual  Certificates.
The pooling and  servicing  agreement  for any series  includes  other  provisions  regarding  the  transfer of
Residual Certificates of that series, including:

        o  the  requirement  that any transferee of a Residual  Certificate  provide an affidavit  representing that the transferee;

        o  is not a disqualified organization;

        o  is not acquiring the Residual Certificate on behalf of a disqualified organization;

        o  will  maintain  that  status  and will  obtain a  similar  affidavit  from  any  person  to whom the transferee shall subsequently transfer a Residual Certificate;

        o  a provision  that any transfer of a Residual  Certificate to a  disqualified  organization  shall be null and void; and

        o  a grant to the master  servicer of the right,  without notice to the holder or any prior holder,  to sell  to a  purchaser  of  its  choice  any  Residual  Certificate  that  shall  become  owned  by a disqualified organization despite the first two provisions above.

        In addition,  under the pooling and servicing  agreement for any series,  the Residual  Certificates of that series may not be transferred to non-United States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic"  residual interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported  transferor of
"noneconomic"  residual  interests  will continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment  or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates  of any series may  constitute noneconomic  residual  interests  during some or all of their terms for purposes of the REMIC  regulations and, accordingly,  unless no  significant  purpose of a transfer is to impede the  assessment  or collection of tax, transfers of the Residual  Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due  relating to the income on the related  Residual  Certificates.  All  transfers of the
Residual  Certificates  of any series  will be  restricted  in  accordance  with the terms of the  pooling  and servicing  agreement for that series that are intended to reduce the  possibility of any transfer of a Residual
Certificate  being disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual interests.  See  "Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners  of  REMIC  Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee  be no less on a  present  value  basis  than the  present  value  of the net tax  detriment attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the  safe  harbor  requires,  among  other  things,  that the  facts  and circumstances  known to the  transferor  at the time of transfer not  indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically mentioned as negating eligibility.

        The Residual  Certificateholders  may be required to report an amount of taxable income with respect to the earlier  accrual  periods of the term of the related  REMIC that  significantly  exceeds the amount of cash distributions  received  by the  Residual  Certificateholders  from the REMIC with  respect  to those  periods.
Furthermore,  the tax on that  income  may  exceed  the cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  should have other  sources of funds  sufficient to pay any federal income  taxes due in the  earlier  years of the  related  REMIC's  term as a result of their  ownership  of the
Residual  Certificates.  In addition,  the  required  inclusion  of this amount of taxable  income  during each
REMIC's earlier accrual periods and the deferral of corresponding  tax losses or deductions until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash sale" rules of Section  1091 of the  Internal  Revenue  Code may cause the  Residual  Certificateholders'
after-tax  rate of return to be zero or  negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is  positive.  That is,  on a present  value  basis,  the  Residual  Certificateholders'  resulting  tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions on such Residual Certificates over their life.

        An  individual,  trust or estate  that  holds,  whether  directly or  indirectly  through  pass-through entities,  a Residual  Certificate,  may have  significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable to each REMIC in computing  the  certificateholder's  regular tax  liability  and will not be able to deduct  those fees or expenses  to any extent in  computing  the  certificateholder's  alternative  minimum tax liability.  See  "Material  Federal  Income  Tax  Consequences-- REMICs--Taxation  of Owners  of REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

        The IRS has  issued  proposed  regulations  that,  if  adopted as final  regulations,  would  cause the question of whether a transfer of residual  interests  will be respected for federal  income tax purposes to be determined  in the  audits  of the  transferee  and  transferor  rather  than  an item  to be  determined  as a partnership item in the audit of the REMIC's return.

        Residential  Funding  will be  designated  as the "tax  matters  person"  with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

        Purchasers  of the Residual  Certificates  of any series are strongly  encouraged  to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

        For further  information  regarding the federal  income tax  consequences  of investing in the Residual
Certificates of any series, see "Certain Yield and Prepayment  Considerations--Additional  Yield  Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement and "Material  Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

               TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

        Recent  Treasury   pronouncements  directed  at  abusive  tax  shelter  activity  appear  to  apply  to transactions  not  conventionally  regarded as tax shelters.  Regulations  require  taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable  transaction."  Organizers and sellers of the transaction are required to maintain records including  investor lists containing  identifying  information and to furnish those records to the IRS upon demand.  A transaction  may be a "reportable  transaction"  based upon
any of several indicia,   one or  more  of  which  may  be  present  with  respect  to  your  investment in the
Certificates.    Congress has enacted provisions  that  impose  significant   penalties  for  failure to comply
with these  disclosure  requirements.  Investors in Residual Certificates  are  encouraged to consult their own tax advisers  concerning  any  possible disclosure  obligation with respect to their investment,  and should be aware  that  the  issuing  entity  and  other participants  in the  transaction  intend  to  comply  with  such
disclosure  and  investor  list   maintenance requirements as they determine  apply  to  them  with  respect to this transaction.

               STATE AND OTHER TAX CONSEQUENCES

       In  addition  to the  federal  income  tax  consequences  described  in  "Material  Federal  Income  Tax
Consequences,"  potential  investors  should consider the state and local tax  consequences of the acquisition, ownership,  and disposition of the  certificates  of any series.  State tax law may differ  substantially  from the  corresponding  federal tax law,  and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors  are  encouraged  to  consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                                    USE OF PROCEEDS

        The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes.

                                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of any related underwriting  agreement for any series, each underwriter  set  forth  in any  final  term  sheet  for that  series  with  respect  to any  class of  offered certificates  of that  series will serve as an  underwriter  for each  applicable  class set forth in any final term sheet for that  series and will agree to  purchase  and the  depositor  to sell each  applicable  class of those  Senior  Certificates  and  Class M  Certificates,  except  that a de  minimis  portion  of the  Residual
Certificates  of that series will be retained by Residential  Funding.  Each  applicable  class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates  for that series.
It is  expected  that  delivery  of the  underwritten  certificates  for any  series,  other than the  Residual
Certificates,  will be made only in book-entry  form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates  for any series,  other than the de minimis portion retained by
Residential  Funding,  will be made at the offices of the  applicable  underwriter on the closing date for that series, against payment therefor in immediately available funds.

        In connection  with the  underwritten  certificates  of any series,  each  underwriter  has agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each  applicable  class of the  underwritten  certificates  of that  series if any of that  class of the underwritten certificates of that series are purchased thereby.

        Any related  underwriting  agreement for any series  provides that the obligation of the underwriter to pay for and accept  delivery  of each  applicable  class of the  underwritten  certificates  of that  series is subject to, among other things,  the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending the  effectiveness  of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened  by the  Securities  and Exchange
Commission.

        The  distribution of the underwritten  certificates of any series by any applicable  underwriter may be effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any  series,  before  deducting  expenses  payable  by the  depositor,  shall be set  forth  in the  prospectus supplement for that series.

        The  underwriter  for any class of any series may effect these  transactions  by selling the applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or  commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of underwriting  compensation.  The  underwriter  and any dealers that  participate  with the  underwriter  in the distribution  of the  underwritten  certificates  of any series are also  underwriters of that series under the
Securities Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriting  compensation  in the form of  underwriting  discounts and commissions under the Securities Act.

        Each  underwriting  agreement  for any series  will  provide  that the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary  market for the offered  certificates.  The  underwriter for any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated to do so.
There can be no assurance that a secondary  market for the offered  certificates of any series will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any  securities exchange.

        The primary source of information  available to investors  concerning the offered  certificates  of any series will be the monthly  statements  discussed  in the related base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and Servicing
Agreement--Reports  to  Certificateholders,"  which will include  information  as to the  outstanding  principal balance or notional  amount of the offered  certificates  of that series.  There can be no  assurance  that any additional  information  regarding the offered  certificates of any series will be available  through any other source.  In  addition,  the  depositor is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates for any series,  even if a secondary market for the offered certificates for any series becomes available.

                                                        LEGAL OPINIONS

        Certain legal matters  relating to the certificates of any series will be passed upon for the depositor and Residential Funding Securities  Corporation,  if it is an underwriter of that series, by Mayer, Brown, Rowe
& Maw LLP,  New  York,  New  York and for any  underwriters  of that  series  other  than  Residential  Funding
Securities Corporation, by Sidley Austin LLP, New York, New York.

                                                           RATINGS

        It is a condition of the issuance of the offered  certificates of any series that each class of offered certificates  of that  series be  assigned  at least the  ratings  designated  in the final term sheet for that class of  certificates  by one or more rating  agencies  including  that they be rated by Standard & Poor's,  a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P, Moody's  Investors  Service,  Inc. or
Moody's or Fitch Ratings or Fitch.

        Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of payments  required  under the related  pooling and servicing  agreement.  Standard &
Poor's ratings take into  consideration  the credit quality of the related mortgage pool,  structural and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage  pool is  adequate  to make  payments  required  under the  related  certificates.  Standard  & Poor's ratings  on the  offered  certificates  of any series  will not,  however,  constitute  a  statement  regarding frequency of prepayments on the related  mortgage loans. See "Certain Yield and Prepayment  Considerations"  in
this  term  sheet  supplement.  The  rating on the  Residual  Certificates  only  addresses  the  return of its
Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The ratings  assigned by Moody's to mortgage pass through  certificates  address the  likelihood of the receipt by  certificateholders  of all  distributions  to which they are entitled under the related pooling and servicing  agreement.  Moody's ratings reflect its analysis of the riskiness of the related  mortgage loans and the structure of the  transaction as described in related pooling and servicing  agreement.  Moody's ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the related mortgage  loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether investors  therein will recoup their initial  investments.  The rating on the Principal  Only  Certificates  of any series  only  addresses  the  return of its  Certificate  Principal  Balance.  The  rating on the  Residual
Certificates of any series only addresses the return of its Certificate  Principal  Balance and interest on the
Residual Certificates at the related pass through rate.

        The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the  likelihood  of the receipt  by  certificateholders  of all  distributions  to  which  they  are  entitled  under  the  transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction  as  described in the  operative  documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments  or  recoveries on the  underlying  mortgage loans.  Further,  the ratings on any Interest Only  Certificates do not address whether  investors therein will recoup their initial  investments.  The rating on any Principal Only  Certificates only addresses the return of its  Certificate  Principal  Balance.  The rating on any class of  Residual  Certificates  only  addresses  the return of its  Certificate  Principal  Balance and interest on that class Residual  Certificates at the related pass-through rate.

        Except as is otherwise  set forth in the  prospectus  supplement  for that series,  the ratings by each rating agency rating a class of Insured  Certificates  of any series will be determined  without  regard to the related financial guaranty insurance policy.

        There can be no assurance as to whether any rating agency other than the rating agencies  designated in the  final  term  sheet  for a  class  of  certificates  will  rate  the  Senior  Certificates  or the  Class M
Certificates  of any series,  or, if it does,  what rating  would be assigned  by any other  rating  agency.  A rating on the  certificates  of any series by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the  Certificates of that series by the rating agency or rating agencies  requested by the
Depositor to rate those certificates.

        A  security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be  subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be evaluated  independently  of any other security  rating.  The ratings of any Interest Only  Certificates of any series do not address the possibility  that the holders of those  certificates  may fail to fully recover their initial  investments.  In the event that the ratings  initially  assigned to the  offered  certificates  of any series are  subsequently  lowered for any reason,  no person or entity is obligated  to provide any  additional support or credit enhancement with respect to the offered certificates.

        The  fees  paid  by the  depositor  to the  rating  agencies  at  closing  include  a fee  for  ongoing surveillance  by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies  are  under no  obligation  to the  depositor  to  continue  to  monitor  or  provide  a rating on the certificates.

                                                       LEGAL INVESTMENT

        Any final term sheet for any series will set forth the offered  certificates  of that series which will constitute  "mortgage  related  securities"  for  purposes  of SMMEA so long as they are  rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the  preemption provisions of SMMEA. The remaining  classes of certificates will not constitute  "mortgage related  securities"
for purposes of SMMEA.

        One or more  classes of the offered  certificates  of any series may be viewed as "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

        The depositor makes no  representations as to the proper  characterization  of any class of the offered certificates  of any  series  for legal  investment  or other  purposes,  or as to the  ability  of  particular investors to purchase any class of the offered  certificates of any series under  applicable  legal  investment restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements  or review by regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                                     ERISA CONSIDERATIONS

        A  fiduciary  of any ERISA  plan,  any  insurance  company,  whether  through  its  general or separate accounts,  or any other  person  investing  ERISA  plan  assets of any ERISA  plan,  as  defined  under  "ERISA
Considerations--ERISA  Plan Asset Regulations" in the related base prospectus,  should carefully review with its legal advisors  whether the purchase or holding of the offered  certificates of any series could give rise to a transaction  prohibited  or not  otherwise  permissible  under ERISA or Section  4975 of the  Internal  Revenue
Code. The purchase or holding of the Senior  Certificates,  as well as the Class M Certificates  of any series, by or on behalf of, or with ERISA plan  assets of, an ERISA plan may  qualify for  exemptive  relief  under the
RFC  exemption,  as described  under "ERISA  Considerations--Prohibited  Transaction  Exemptions" in the related base  prospectus  provided  those  certificates  are rated at least  "BBB-" (or its  equivalent)  by Standard &
Poor's,  Moody's or Fitch Ratings,  or Fitch, at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC exemption to apply,  including the requirement  that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

        Each beneficial  owner of Class M Certificates of any series or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of such certificate or any interest  therein,  that either (i) it is not an ERISA plan  investor;  (ii) it has acquired  and is holding  such Class M  Certificates in  reliance  on the RFC  exemption,  and  that  it  understands  that  there  are  certain  conditions  to the availability  of the RFC  exemption,  including  that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it
is an  insurance  company,  (2) the source of funds used to acquire  or hold the  certificate  or any  interest therein is an  "insurance  company  general  account,"  as such term is defined in Section  V(e) of  Prohibited
Transaction  Class  Exemption,  or PTCE, 95 60, and (3) the conditions in Sections I and III of PTCE 95 60 have been satisfied.

        If any Class M  Certificate  of any series or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding  permitted  beneficial owner will be treated as the  beneficial  owner of that  Class M  Certificate,  retroactive  to the date of  transfer  to the purported  beneficial  owner.  Any  purported  beneficial  owner  whose  acquisition  or  holding  of any  such certificate  or interest  therein was  effected in  violation  of the  conditions  described  in the  preceding paragraph shall indemnify and hold harmless the depositor,  the trustee, the master servicer,  any subservicer, the  underwriters  and the trust for that series from and against  any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

        Because the  exemptive  relief  afforded by the RFC  exemption or any similar  exemption  that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates  of any series, transfers of those  certificates  to any ERISA plan investor  will not be registered by the trustee  unless the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  acceptable to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the expense of those  entities,  to the effect  that the  purchase  and holding of those  certificates  by or on behalf of the
ERISA plan investor:

o   is permissible under applicable law;

o   will not  constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the
    Internal Revenue Code (or comparable provisions of any subsequent enactments); and

o   will not  subject  the  depositor,  the  trustee or the master  servicer  to any  obligation  or  liability
    (including  obligations  or  liabilities  under  ERISA or Section  4975 of the  Internal  Revenue  Code) in
    addition to those undertaken in the related pooling and servicing agreement.

        Any  fiduciary  or other  investor of ERISA plan  assets  that  proposes to acquire or hold the offered certificates  of any series on behalf of or with ERISA plan  assets of any ERISA plan should  consult  with its counsel  with respect to: (i) whether the specific and general  conditions  and the other  requirements  in the
RFC exemption would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii)
the potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the prohibited transaction  provisions  of ERISA and Section  4975 of the Internal  Revenue  Code to the proposed  investment.
See "ERISA Considerations" in the related base prospectus.

        The  sale of any of the  offered  certificates  of any  series  to an  ERISA  plan is in no  respect  a representation  by the depositor or the  underwriters  of that  certificate  that such an investment  meets all relevant legal  requirements  relating to investments  by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                             MORTGAGE PASS-THROUGH CERTIFICATES FOR THE SA PROGRAM

                                             (ISSUABLE IN SERIES)

                                             TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE INFORMATION  CONTAINED OR INCORPORATED BY REFERENCE IN THIS TERM SHEET  SUPPLEMENT,
ANY FINAL TERM SHEET FOR THE RELEVANT  SERIES AND THE RELATED BASE  PROSPECTUS.  WE HAVE NOT AUTHORIZED  ANYONE
TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.